EXHIBIT 2























                       SAVINGS PLAN FOR EMPLOYEES OF

                     AMERICAN WATER WORKS COMPANY, INC.

                      AND ITS DESIGNATED SUBSIDIARIES

                   (AS AMENDED AND RESTATED MAY 7, 1998)
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                                   INDEX
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                                                                   Page No.
                                                                   --------

Article I     -  Definitions........................................   1
                 1.7 Safe Harbor

Article II    -  Eligibility to Participate.........................  11

Article III   -  Contributions......................................  12
                 3.10(b) Safe Harbor
                 3.6 - 3.16 IRS Required

Article IV    -  Investment of Contributions........................  24

Article V     -  Vesting............................................  26

Article VI    -  Withdrawals Prior to Termination of
                 Employment.........................................  28
                 6.2 - 6.5 IRS Required

Article VII   -  Loans..............................................  30
                 7.2 Safe Harbor

Article VIII  -  Distributions Upon Retirement or
                 Total Disability...................................  33
                 IRS Required

Article IX    -  Death Benefits.....................................  37
                 IRS Required

Article X     -  Severance From Service.............................  39
                 IRS Required

Article XI    -  Administration.....................................  40

Article XII   -  Rights of Participants.............................  41
                 IRS Required

Article XIII  -  Termination of the Plan............................  42
                 IRS Required

Article XIV   -  Amendment..........................................  43
                 IRS Required

Article XV    -  Revocability.......................................  44
                 IRS Required

Article XVI   -  Top-Heavy Provisions...............................  45
                 IRS Required

Article XVII  -  Distributions Upon Disposition of
                 Employer Assets or Subsidiaries....................  49
                 IRS Required

Article XVIII -  Miscellaneous Provisions...........................  50
                 IRS Required
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                                 ARTICLE I
                                 ---------

                                DEFINITIONS
                                -----------

When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

Section 1.1 "Actual Contribution Percentage" (ACP) means the ratio, calculated separately for each eligible Employee, of the amount of Employee Contributions and Matching Contributions made with respect to each such Employee for the Plan Year to the Employee's Compensation for the portion of the Plan Year during which the Employee was eligible to participate in the Plan. Such Actual Contribution Percentage shall be calculated to the nearest one-hundredth of one percent. For this purpose, Matching Contributions which are forfeited because they relate to an Excess Deferral, Excess Section 401(k) Contribution, or Excess Aggregate Contribution shall not be taken into account. Furthermore, for purposes of calculating the Actual Contribution Percentage for a Highly Compensated Employee who is subject to the family aggregation rules of Internal Revenue Code Section 414(q)(6) because that employee is either a 5% owner or one of the ten most Highly Compensated Employees, the combined Actual Contribution Percentage for the family group (treated as one Highly Compensated Employee) must be determined by combining the Employee and Matching contributions, and compensation of all eligible family members. Such aggregation shall be done in accordance with Internal Revenue Service Regulation 1.401(m)-1(f)(1)(ii)(C). The Employee and Matching Contributions and compensation of eligible family members with respect to such Highly Compensated Employee shall, therefore, be disregarded for purposes of determining the Actual Contribution Percentage for the group of Highly Compensated Employees and Non-Highly Compensated Employees. For purposes of the foregoing, family members include an Employee's spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant.

The Actual Contribution Percentage for the Highly Compensated Employee and Non-Highly Compensated Employee groups shall be calculated separately. The ACP (calculated to the nearest one-hundredth of one percent) for each group of eligible Employees shall be determined by averaging the individually determined Actual Contribution Percentages for all Employees in such group.

If for any Plan Year, Employee and Matching Contributions are not made on behalf of an eligible employee, the Actual Contribution Percentage for such employee shall be zero for any such Plan Year.

If an Employee eligible to participate in the Plan is a member of the Highly Compensated Group and is eligible to participate in more than one plan (as described in Internal Revenue Code Section 401(a)) of the Employer under which Employee Contributions and Matching Contributions are made on behalf of the Employee, all such plans shall be treated as one plan for the purpose of determining the Actual Contribution Percentage with respect to such Employee.

However, plans that are not permitted to be aggregated under Internal Revenue Service Regulation 1.401(m)-1(b)(3)(ii) are not aggregated for this purpose. For purposes of this paragraph, if the plans have different plan years, the

                                     1
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plans are treated as a single plan with respect to the plan years ending with or within the same calendar year.

At the discretion of the Employer and subject to Internal Revenue Service Regulation 1.401(m)-1(b)(5), all or part of the Basic 401(k) Contributions made with respect to an eligible Employee under Sections 3.2 and 3.3 for a Plan Year may be treated as Matching Contributions and included in the determination of the Employee's Actual Contribution Percentage.

Anything in the Plan to the contrary notwithstanding, to the extent that such Basic 401(k) Contributions have been utilized in the determination of an eligible Employee's Actual Deferral Percentage for a Plan Year, they shall not be taken into account in determining such Employee's Actual Contribution Percentage for a Plan Year. For purposes of this paragraph, Basic 401(k) Contributions made under Sections 3.2 may only be used provided one of the rules in subparagraphs (a) or (b) of Section 3.8 is satisfied both with and without the exclusion of such contributions.

In addition, at the discretion of the Employer, Qualified Matching Contributions (QMAC) made pursuant to Section 3.6 or 3.9(b) and/or Qualified Non-Elective Contributions (QNEC) made pursuant to Section 3.9(c) may be used to satisfy the Actual Contribution Percentage Test. Qualified Matching Contributions, however, must be included in the Actual
Contribution Percentage test to the extent not used in the Actual Deferral Percentage.

Section 1.2 "Actual Deferral Percentage" (ADP) means the ratio, calculated separately for each eligible Employee, of the amount of Basic 401(k) Contributions made with respect to each such Employee for the Plan Year to the Employee's Compensation for the portion of the Plan Year during which the employee was eligible to participate in the Plan. Such Actual Deferral Percentage shall be calculated to the nearest one-hundredth of one percent. Furthermore, for purposes of calculating the Actual Deferral Percentage for a Highly Compensated employee who is subject to the family aggregation rules of Internal Revenue Code Section 414(q)(6) because that employee is either a 5% owner or one of the ten most Highly Compensated Employees, the combined Actual Deferral Percentage for the family group (treated as one highly compensated employee) must be determined by combining the Basic 401(k) contributions, and compensation of all eligible family members.
Such aggregation shall be done in accordance with Internal Revenue Service Regulation 1.401(k)-1(g)(1)(ii)(C). The Basic 401(k) Contributions and Compensation of all eligible family members with respect to such Highly Compensated Employee shall, therefore, be disregarded for purposes of determining the Actual Deferral Percentage for the group of Highly Compensated Employees and Non-Highly Compensated Employees. For purposes of the foregoing, family members include an Employee's spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant.

The Actual Deferral Percentage (ADP) for the Highly Compensated and Non-Highly Compensated Groups shall be calculated separately. The ADP (calculated to the nearest one-hundredth of one percent) for each group of eligible Employees shall be determined by averaging the individual Actual Deferral Percentages for all Employees in such group.

If for any Plan Year, Basic 401(k) contributions are not made on behalf of an eligible Employee, the Actual Deferral Percentage for such Employee shall be zero for any such Plan Year.

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If an Employee eligible to participate in the Plan is a member of the
Highly Compensated Group and is eligible to participate in more than one plan (described in Internal Revenue Code Section 401(k)) of the Employer under which Section 401(k) Contributions are made on behalf of the Employee, all such plans shall be treated as one plan for the purpose of determining the Actual Deferral Percentage with respect to such Employee. However, plans that are not permitted to be aggregated under Internal Revenue Service Regulation 1.401(k)-1(b)(3)(ii)(B) are not aggregated for this purpose. For purposes of this paragraph, if the plans have different plan years, the plans are treated as a single plan with respect to the plan years ending with or within the same calendar year.

At the discretion of the Employer and subject to Internal Revenue Service Regulation 1.401(k)-1(b)(5), all or part of the Basic 401(k) Contributions made with respect to an eligible Employee under Sections 3.6, 3.9(b) or (c) maintained in the Employer 401(k) Contributions Account (QMAC/QNEC) for a Plan Year may be included in the determination of the Employee's Actual Deferral Percentage.

Anything in this Plan to the contrary notwithstanding, to the extent that such Basic 401(k) Contributions have been utilized in the determination of an eligible Employee's Actual Contribution Percentage for a Plan Year, they shall not be taken into account in determining such Employee's Actual Deferral Percentage for a Plan Year. Moreover, to the extent that such Employer 401(k) Contributions are forfeited because the contributions to which they relate are excess Elective Deferrals, excess Basic 401(k) Contributions, or excess Aggregate Contributions, they shall not be taken into account for purposes of this Section.

Section 1.3 "Annuity Starting Date" means the first day of the month following the date the Insurer receives from the Plan Administrator such written notice of a distribution as shall be required by the Insurer or, if later, the first day of the month specified by the Participant or Beneficiary for the commencement of benefit payments in accordance with
Article VIII and Article XI hereof. In the case of an Annuity Starting Date that occurs on or after the Participant's Normal Retirement Age, such date shall apply to any additional benefit accruals after the Annuity Starting Date. In the case of an Annuity Starting Date that occurs prior to the Participant's Normal Retirement Age, such date shall not apply to any additional benefit accruals after the Annuity Starting Date.

Section 1.4 "Basic 401(k) Contributions Account" means the portion of a Participant's interest in this Plan which is attributable to those contributions made in accordance with Article III, Section 3.2, if applicable, and earnings thereon. Such contributions shall be deemed to be made in accordance with Section 401(k) of the Internal Revenue Code and shall be deemed to result from a salary reduction agreement between the Participant and the Employer under which the Participant has elected to reduce his Compensation or to forego an increase in his Compensation by an amount equal to the contribution being made to the Plan. Under no circumstances, however, shall such salary reduction agreement be adopted retroactively.

Section 1.5 "Beneficiary" means any individual, trust or other recipient named by a Participant to receive benefits payable hereunder upon the Participant's death, or the spouse, children or estate of the Participant, all as provided in Article IX.

                                     3
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Section 1.6  "Break In Service" means each 12 month period included in a
Period of Severance during which an Employee fails to perform one Hour of Service. An individual who is absent from work for maternity or paternity reasons shall not incur a Break In Service for the 12 consecutive month period beginning on the first anniversary of the first day of such absence. For purposes of this section, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Section 1.7  "Code" means the Internal Revenue Code of 1986, as amended.

Section 1.8 "Compensation" generally means the salary or wages, tips and other compensation reportable to the Internal Revenue Service for Federal Income Tax purposes. Compensation, therefore, means:

(a) Compensation within the meaning of Internal Revenue Code Section 3401(a), and all other payments of remuneration actually paid for a Plan Year to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish an Employee a written statement under Internal Revenue Code Sections 6041(d), 6051(a)(3) and 6052. Compensation shall be determined without regard to any rules under Internal Revenue Code
     Section 3401(a) that limit the remuneration included in salary or wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Internal Revenue Code Section 3401(a)(2)); plus the following types of elective contributions and deferred compensation under (b) and (c) below:

(b) Any elective contributions made by the Employer on behalf of the Employee that are excludible from the Employee's gross income under Internal Revenue Code Sections 125, 402(e)(3), 402(h), and 403(b); and

(c) Any deferred compensation under an eligible deferred compensation plan within the meaning of Internal Revenue Code Section 457, and any employee contributions described in Internal Revenue Code
     Section 414(h)(2) that are picked up by the Employer and treated as Employer Contributions.

The annual Compensation taken into account for determining all benefits provided with respect to any Employee under this Plan for any Plan Year beginning after December 31, 1988 shall not exceed $200,000. This limitation shall be adjusted annually in the same manner as permitted under
Section 415(d) of the Internal Revenue Code except that the dollar increase in effect on the first day of any calendar year is effective for Plan Years beginning in such calendar year. The annual Compensation taken into account for determining all benefits provided with respect to any Employee under this Plan for any Plan Year beginning after December 31, 1993 shall not exceed $150,000 (as adjusted under Section 401(a)(17) of the Code). If the period for determining Compensation used in calculating an Employee's allocations or benefits under the Plan is a short Plan Year (i.e. less than twelve calendar months), the annual Compensation limit shall be an amount equal to the otherwise applicable annual Compensation limit multiplied by the ratio

                                     4
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obtained by dividing the number of full months in the short Plan Year by twelve.

In determining the Compensation of a Participant, the rules of Internal Revenue Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of the limitation.

Section 1.8A "Contribution Compensation" means Base Compensation, defined as Compensation, but excluding all overtime, shift differential, bonuses, commissions, employer contributions to this or any other employee benefit plans and other forms of special compensation or expense allowances. Contribution Compensation shall include amounts that would be paid to an Employee during the Plan Year but for the Employee's election under this Plan or a cafeteria plan described in Section 125 of the Code.

Section 1.9 "Computation Period" means a 12 consecutive month period commencing on the Employee's Employment Commencement Date and each anniversary thereof or, if applicable in accordance with Article II,
Section 2.2, the date the Employee first performs an Hour of Service subsequent to the date he incurs a Break In Service and each anniversary thereof.

Section 1.10 "Covered Employment Classification" means the class or classes of Employees eligible to participate in this Plan. The Covered Employment Classification shall include and shall be limited to all Employees, with the exception of temporary and summer co-op program employees, on the active employment rolls of the Employer on or after the Effective Date.

Section 1.11 "Early Retirement Age" means the first day of the calendar month coinciding with or immediately following the date a Participant reaches age 55, provided that the sum of his age and Years of Service is at least 70.

Section 1.12  "Effective Date" means August 1, 1993.

Section 1.13 "Elective Deferrals" means any Employer Contributions made at the election of a Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. For any taxable year, a Participant's Elective Deferrals are the sum of all Employer Contributions made on behalf of a Participant, pursuant to a deferral election, to such Participant's Basic Participant 401(k) Contributions Account, and under any other qualified cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code (IRC), any simplified employee pension cash or deferred arrangement as described in IRC Section 402(h)(1)(B), and any plan as described under IRC Section 501(c)(18). Elective Deferrals shall also include Employer Contributions made on behalf of a Participant to an annuity contract under IRC Section 403(b) under a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

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Section 1.14  "Employee" means any person on the active employment rolls of the Employer on or after the Effective Date of this Plan and shall include leased employees within the meaning of Section 414(n)(2) of the Internal Revenue Code. Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Notwithstanding the foregoing, if such leased employees do not constitute more than twenty percent of the Employer's non-highly compensated work force within the meaning of Section 414(n)(5)(C)-(ii) of such Code, the term "Employee" shall not include those leased employees covered by a plan described in
Section 414(n)(5) of such Code unless otherwise provided by the terms of the Plan.

Section 1.15 "Employee Contribution" means all Employee after-tax Contributions made to a Non-401(k) Account maintained under a qualified defined contribution plan of the Employer.

Section 1.16 "Employer" means American Water Works Company, Inc. and its designated subsidiaries. A subsidiary, for this purpose, is any corporation, association or business trust, 50% or more of whose voting stock (not including shares having voting power only upon the happening of an event of default) is or was owned, directly or indirectly, by American Water Works Company, Inc., or by any corporation which was a constituent in a merger, consolidation, liquidation, transfer of substantially all of its assets in exchange for stock, or similar combination of corporations with or into the Company. A designated subsidiary is any subsidiary named from time to time by the Board of Directors as such under this Plan, or any subsidiary which, prior to September 15, 1977, was a Designated Subsidiary under the Pension Plan (as defined therein). A subsidiary's status as a designated subsidiary may be changed by the Board of Directors from time to time.

Section 1.17 "Employer Contributions Account" means that portion of a Participant's interest in this Plan which is equal to the sum of the Employer 401(k) Contributions Account and the Employer Non-401(k)
Contributions Account.

Section 1.18 "Employer 401(k) Contributions Account" means that portion of a Participant's interest in this Plan which is attributable to those contributions made on behalf of a Participant in accordance with Article III, Sections 3.6 and 3.9(b) or (c) (QMAC/QNEC), if applicable, and earnings thereon. Such contributions shall be deemed to be made in accordance with Section 401(k) of the Internal Revenue Code.

Section 1.19 "Employer Non-401(k) Contributions Account" means that portion of a Participant's interest in this Plan which is attributable to those contributions made on behalf of a Participant in accordance with
Article III, Section 3.5 and, if applicable, Section 3.6 and earnings thereon. Such contributions shall not be deemed to be made in accordance with Section 401(k) of the Internal Revenue Code.

Section 1.20 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

Section 1.21 "Entry Date" means the first day of each January 1 or July 1, provided, however, that no Entry Date shall occur prior to the Plan's effective date.

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Section 1.22  "Excess Aggregate Contributions" means, with respect to a plan year, the aggregate amount of employee and matching contributions allocated to Highly Compensated Employees (including amounts that are treated as matching contributions and used in the ACP test) that are in excess of the limitations of the ACP test of Section 3.15 of this Plan.

Section 1.23 "Excess Section 401(k) Contributions" means, with respect to any Plan Year, the Basic 401(k) Contributions allocated to Highly
Compensated Employees (including, if applicable, amounts contributed under Sections 3.6 or 3.9 that are maintained in the Employer 401(k)
Contributions Account and used in the ADP test) that are in excess of the limitations of the ADP test of Section 3.8 of this Plan.

Section 1.24 "Fiscal Year" means the 12 consecutive month period which begins on each January 1 and ends on each December 31.

Section 1.25 "Highly Compensated Group" means, with respect to any Plan Year, the group consisting of all Highly Compensated Employees who are eligible to participate in the Plan. The term "Highly Compensated Employee" includes Highly Compensated Active Employees and Highly
Compensated Former Employees.

A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (1) received more than $75,000 (as adjusted pursuant to Section 415(d) of the Internal Revenue Code) in annual Compensation from the Employer; (2) received more than $50,000 (as adjusted pursuant to Section 415(d) of the Internal Revenue Code) in annual Compensation from the Employer and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year that is greater than 50% of the defined benefit plan dollar limitation amount in effect under Internal Revenue Code Section 415(b)(1)(A). A Highly Compensated Active Employee also includes: (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (2) Employees who are 5 percent owners (as defined in Internal Revenue Code Section 416(i)(1)(B)(i)) at any time during the look-back year or determination year.

If no officer has satisfied the Compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer during the applicable year shall be treated as a Highly Compensated Active Employee.

A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during the applicable year, then the family member and the 5 percent owner or top-ten

Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family members and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

For purposes of this Section, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. Furthermore, the determination of who is a Highly Compensated Employee (including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, and the number of Employees treated as officers) and the Compensation that is considered will be made in accordance with Section 414(q) of the Internal Revenue Code. Compensation, therefore, means the compensation as defined in Article I, Section 1.8 of the Plan plus any elective contributions made by the Employer on behalf of the Employee that are excludible from the Employee's gross income under Internal Revenue Code Sections 125, 402(e)(3), 402(h), and 403(b). The $50,000 and $75,000 Compensation
limitations of Section 414(q) of the Internal Revenue Code are indeed at the same time and in the same manner as under Section 415(d) of such Code.

Section 1.26 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. Hours under this paragraph shall be credited to the Employee for the Computation Period or Periods in which the duties are performed.

Each Hour of Service shall be credited in accordance with Section 2530.200b-2 of the Department of Labor Regulations. Hours of Service will be credited for employment with other members of an affiliated service group (under Internal Revenue Code Section 414(m)), a controlled group of corporations (under Section 414(b) of such Code), or a group of trades or businesses under common control (under Section 414(c) of such Code), of which the Employer is a member.

Hours of Service will also be credited for any leased employee considered an Employee for purposes of this Plan under Internal Revenue Code Section 414(n). Where the Employer maintains the plan of a predecessor employer, Hours of Service for such predecessor employer shall be treated as Hours of Service for the Employer.

Section 1.27 "Matching Contribution" means an Employer contribution on behalf of a Participant due to an Elective Deferral made by such Participant made to a Basic 401(k) Contributions Account. Such term shall also include any forfeitures allocated on the basis of employee contributions, elective contributions, or matching contributions.

Section 1.28 "Named Fiduciary" means the designated fiduciary under this Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time, and shall be the Plan Administrator.

Section 1.29  "Normal Retirement Age" means age 65.

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Section 1.30  "Participant" means an Employee who meets the eligibility requirements as specified in Article II, Section 2.1 hereof and who has taken all of the steps required by Article II to qualify for participation in this Plan.

Section 1.31 "Participant Contributions Account" means that portion of a Participant's interest in this Plan which is equal to the sum of the Basic 401(k) Contributions Account.

Section 1.32 "Period of Service" means a period of service commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the Employee's Severance From Service Date inclusive of any Periods of Severance required to be taken into account in accordance with Article V. For Participants who become Participants because of the acquisition of Pennsylvania Gas and Water Company, the initial period of service for vesting and eligibility will begin on the date of hire by Pennsylvania Gas and Water Company closest to February 16, 1996, the closing date under the Asset Purchase Agreement among Pennsylvania Enterprises, Inc., Pennsylvania Gas and Water Company, American Water Works Company, Inc. and Pennsylvania-
American Water Company.

Section 1.33 "Period of Severance" means the period of time commencing on the Employee's Severance From Service Date and ending on the date the Employee again performs an Hour of Service.

Section 1.34 "Plan" means the salary reduction savings plan set forth in this document and all subsequent amendments and shall be known by the title set forth on its cover page. The Plan is intended to be a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code.

Section 1.35 "Plan Administrator" means the Retirement Plan Committee appointed by the Board of Directors of American Water Works Company, Inc. to administer the Plan.

Section 1.36 "Plan Recordkeeper" means the entity responsible for maintaining Participant Account balances in accordance with the provisions of the Plan and with performing additional functions as applicable to assist with the administration of the Plan.

Section 1.37 "Plan Year" means the 12 consecutive month period used for maintaining the financial records of the Plan and begins on each January 1 and ends on each December 31. The first Plan Year will be a short year, beginning August 1, 1993 and ending December 31, 1993.

Section 1.38 "Qualified Joint and Survivor Annuity" means, for a married Participant, an annuity for the life of a Participant with a survivor annuity for the life of such Participant's spouse which is not less than one-half, or greater than, the amount of the annuity payable during the joint lives of the Participant and such Participant's spouse. A Qualified Joint and Survivor Annuity for a Participant who is not married is an annuity for the life of the Participant. Such Qualified Joint and Survivor Annuity shall be the actuarial equivalent of any other form of annuity available under this Plan. For the purposes of this Plan, the terms Qualified Joint and Survivor Annuity and Joint and Survivor Annuity shall be synonymous.

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Section 1.39  "Reemployment Commencement Date" means the first date following a Period of Severance on which the Employee performs an Hour of Service.

Section 1.40 "Rollover Account" means the portion of a Participant's, or Employee's, interest in the Plan which is attributable to a rollover contribution described in Section 18.3, if applicable, and earnings thereon.

Section 1.41  "Severance From Service Date" means the earlier of:

(a)  The date on which an Employee quits, retires, is discharged or dies;
     or

(b) The first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence, layoff or an absence from work for maternity or paternity reasons.

Notwithstanding the foregoing provisions of this Section, absence from service with the Employer due to service in the armed forces of the United States shall not result in a Severance from Service Date and shall be considered in determining a Participant's Period of Service and Vesting Service under the Plan, provided that a Participant complies with all of the requirements of applicable federal law in order to be entitled to reemployment and provided further that a participant returns to employment with the Employer within the period provided by such law.

Section 1.42 "Total Disability" means a Participant's permanent and total incapacity of engaging in any employment for the Employer for physical or mental reasons. Total Disability shall be deemed to exist only when a written application has been filed with the Plan Administrator by or on behalf of such Participant and when such Total Disability is certified to the Plan Administrator by a licensed physician approved by the Plan Administrator.

Section 1.43 "Trust" means the legal entity created by the trust agreement between the Employer and the Trustee, fixing the rights and liabilities with respect to controlling and managing contributions to the Plan.

Section 1.44 "Trustee" means the trustee or any successor trustee or trustees hereafter designated by the Board of Directors and named in the trust agreement or any amendment thereto.

Section 1.45 "Valuation Date" means the date which shall be used hereunder for purposes of determining account values which shall be monthly and can be changed at the Plan Administrator's direction.

Section 1.46 "Vesting Service" means the number of whole years of an Employee's aggregate Periods of Service whether or not such Periods of Service are completed consecutively. For the purposes of determining the number of whole years in accordance with this Section, all portions of non-successive Periods of Service that are less than whole years shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service equal a whole year of service.

The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

                                ARTICLE II
                                ----------

                        ELIGIBILITY TO PARTICIPATE
                        --------------------------

Section 2.1 Each Employee who is employed in a Covered Employment Classification shall be eligible to become a Participant as of the first day of the first calendar month following completion of six months of service and attainment of age 18.

Each Employee who has completed six months of service, and who has attained age 18 as of August 1, 1993 will be immediately eligible to become a Participant.

Section 2.2 An Employee who incurs a Break In Service prior to becoming eligible to participate in this Plan shall be considered a new Employee upon the date he first performs an Hour of Service subsequent to the date he incurs a Break In Service. Such Employee's subsequent eligibility to participate in this Plan shall be determined in accordance with Section 2.1.

Section 2.3 An Employee who incurs a Break In Service subsequent to becoming eligible to participate in this Plan shall again become eligible to participate in this Plan upon the date he first performs an Hour of Service subsequent to the date he incurs a Break In Service.

Section 2.4 An Employee who is not employed in a Covered Employment Classification shall not be eligible to participate in this Plan during the period he is not employed in a Covered Employment Classification.

Section 2.5 An Employee who is excluded from participating in this Plan in accordance with Section 2.4 of this Article who is subsequently employed in a Covered Employment Classification shall be eligible to become a Participant on the later of the date the Employee is employed in a Covered Employment Classification or the date set forth in Section 2.1 of this Article.

Section 2.6 The Plan Administrator shall notify in writing every Employee of his eligibility and shall give the Employee an opportunity to become a Participant.

Section 2.7 To become a Participant, an Employee must meet the requirements of this Article and, at least 30 days prior to the first day of the month the Employee wishes to become a Participant, the Employee must execute an application specifying the rate of Basic 401(k) Contributions for such Employee and the Employee must make an investment election as described in Article IV hereof. No Employee shall become a Participant until the Employee has met the requirements of this Article II.

                                ARTICLE III
                                -----------

                               CONTRIBUTIONS
                               -------------

Section 3.1 For the purpose of funding this Plan, the Named Fiduciary shall enter into a trust arrangement with a Trustee, or make other arrangements as the Named Fiduciary shall deem appropriate for this purpose.

Section 3.2 Each Participant may elect to make Basic 401(k) Contributions in a whole percentage of not less than 1% or more than 10% of his Contribution Compensation, as defined in Section 1.8A. Such contributions shall be made by means of payroll deductions and the amounts deducted shall be paid monthly to the Trustee by the Plan Administrator. Basic Participant Contributions shall not be permitted subsequent to the date upon which the Participant severs from service with the Employer.

The Participant shall make an election, in a manner prescribed by the Retirement Plan Committee, designating contributions made under this Section to be maintained in the Basic 401(k) Contributions Account.

Amounts maintained in the Basic 401(k) Contributions Account shall be Elective Contributions as defined in Internal Revenue Service Regulation 1.401(k)-1(g)(3).

A Participant who makes a hardship withdrawal of his Basic 401(k)
Contributions shall be prohibited from making Basic Contributions for 12 months after the receipt of the hardship withdrawal.

Section 3.3 A Participant may elect to change the amount of his Basic 401(k) Contributions as of the first day of any month. Such changes shall not be made more frequently than once in any calendar month.

A Participant's election to change the amount of his Basic 401(k)
Contributions must be made in the manner specified by the Retirement Plan Committee. Contribution changes will be effective as soon as administratively practicable, but not later than the second month following the month in which the election change is made.

Section 3.4 A Participant may elect to suspend all of his Basic 401(k) Contributions in the manner specified by the Retirement Plan Committee, to be effective as soon as administratively practicable, but not later than the second month following the month in which the suspension election is made. Such Participant may elect to resume making Basic 401(k) Contributions as of the first day of any month which succeeds the date of suspension by at least one month. The Participant's election to resume Basic 401(k) Contributions must be made in the manner specified by the Retirement Plan Committee. Elections to resume Basic 401(k) Contributions shall be effective as soon as administratively practicable, but not later than the second month following the month in which the election to resume is made.

Section 3.5 The Employer shall cause the Plan Administrator to make monthly Matching Contributions to the Trustee which shall be credited to each Participant's Employer Non-401(k) Contributions Account. The amount of the Matching Contribution to be made for any particular month with respect to any particular Participant shall be equal to a percentage of a portion of the Basic 401(k) Contributions actually made under Section 3.2 by such Participant for that month. From time to time, the Plan Administrator will establish the rate of Matching Contributions to be made under this Section 3.5.

Beginning August 1, 1993 and ending July 31, 1994 the amount of the Matching Contribution to be made for any particular month and with respect to any particular Participant shall be equal to 30% of the first 2% of the Basic 401(k) Contributions actually made under Section 3.2 by such Participant for that month. Beginning August 1, 1994 the amount of the Matching Contribution to be made for any particular month and with respect to any particular Participant shall be equal to 40% of the first 3% of the Basic 401(k) Contributions actually made under Section 3.2 by such Participant for that month. Such rate shall continue in effect until further notice by the Plan Administrator.

Beginning January 1, 1996 and ending December 31, 1997 the amount of the Matching Contribution to be made for any particular month and with respect to any particular Participant shall be equal to 45% of the first 4% of the Basic 401(k) Contributions actually made under Section 3.2 by such Participant for that month. Beginning January 1, 1998 and ending December 31, 2000 the amount of the Matching Contribution to be made for any particular month and with respect to any particular Participant shall be equal to 50% of the first 4% of the Basic 401(k) Contributions actually made under Section 3.2 by such Participant for that month.

Section 3.6  In addition to the monthly Matching Contributions described in
Section 3.5, the Employer may cause the Plan Administrator to make additional Employer Contributions to the Trustee for any Plan Year. Such additional Employer Contributions shall be made no later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates. Any additional Employer Contributions made hereunder may be credited to the Employer Contributions Account of all Participants in the employ of the Employer on the last day of such Plan Year, or such additional Employer Contributions may be credited to the Employer Contributions Account of each Participant in the employ of the Employer on the last day of the Plan Year who is not a member of the Highly Compensated Group as of such date.

The allocation of additional Employer Contributions shall be made in the same proportion as the Basic 401(k) Contributions made during such Plan Year for each Participant in the allocation group bears to the sum of the Basic 401(k) Contributions made by all such Participants in the allocation group during such Plan Year. The amount of any additional Employer Contributions as well as the group of Employees to whom such contributions shall be allocated shall be determined by resolution of the Board of Directors of the Employer prior to the last day of the Employer's Fiscal Year. Contributions made under this Section shall be maintained in either each Participant's Employer 401(k) Contributions Account or each Participant's Employer Non-401(k) Account, at the Employer's sole discretion. Amounts maintained in the Participant's Employer 401(k) Contributions Account shall be Qualified Matching Contributions (QMAC) as defined in Internal Revenue Service Regulation 1.401(k)-1(g)(13).

Such additional Employer Contributions in any year shall be limited to an amount not greater than 15% of the Compensation paid or accrued by the

Participants in the Plan during such Fiscal Year less Employer Contributions made to the Plan during such Fiscal Year. For the purposes of this paragraph, contributions made to a Participant's Basic Participant 401(k) Contributions Account under Section 3.2 shall be treated as Employer Contributions. In the event that the Employer makes contributions to any other profit sharing or stock bonus plan on behalf of any Participants participating in this Plan, any additional Employer Contributions made under this Section shall be limited in accordance with the applicable provisions of Section 404 of the Internal Revenue Code.

Section 3.7 Notwithstanding anything in this Plan to the contrary, Elective Deferrals made for any taxable year of a Participant under this Plan and all other qualified plans, contracts, or arrangements maintained by the Employer shall not exceed the Annual Limit on Elective Deferrals. If a Participant's Elective Deferrals exceed the Annual Limit on Elective Deferrals during such Participant's taxable year, the Participant may, not later than the first March 1 following the close of his taxable year, notify the Plan Administrator in writing of such excess and request that his Elective Deferrals under the Plan be reduced by an amount specified by the Participant. Said notice shall also require the Participant's certification that the specified amount is an excess Elective Deferral. The Plan Administrator may then, at his discretion, distribute such amount (including any income or loss allocable thereto up to the date of distribution) to the Participant not later than the first April 15 following the close of the Participant's taxable year. The income or loss allocable to the Participant's excess Elective Deferrals under the Plan is the income or loss allocable to the Participant's Basic 401(k) Contributions Account under the Plan for the taxable year multiplied by a fraction, the numerator of which is the Participant's excess Elective Deferrals under the Plan for the taxable year and the denominator of which is the account balance (determined without regard to any income or loss occurring during the taxable year) of the Participant's Basic 401(k) Contributions Account as of the end of such taxable year. The amount of excess Elective Deferrals that may be distributed under this Section with respect to a Participant for his taxable year shall be reduced by any excess Basic 401(k) Contributions previously distributed to such Participant (pursuant to Section 3.9) for the Plan Year beginning with or within such taxable year. For purposes of applying the requirements of Internal Revenue Code Sections 401(a)(4), 401(k)(3), and 415, excess Elective Deferrals shall not be disregarded merely because they are excess Elective Deferrals or because they are distributed in accordance with this Section.

However, excess Elective Deferrals attributable to those Employees who are not members of the Highly Compensated Group will not be taken into account for purposes of applying the requirements of Internal Revenue Code Section 401(k)(3) to the extent such excess deferrals are made under a plan or plans of the Employer. For the purposes of this Section, the following definition shall apply:

(a) "Annual Limit on Elective Deferrals" means that amount of Elective Deferrals which can be excluded from a Participant's gross income for his taxable year. Such amount shall be determined in accordance with Section 402(g) of the Internal Revenue Code as in effect for a Participant's taxable year beginning in a calendar year. The Annual Limit on Elective Deferrals for a Participant's taxable year beginning in the 1987 calendar year shall be $7,000. This amount shall be increased for the taxable year beginning in 1988 and subsequent calendar years in the same manner as the defined benefit plan dollar limitation amount is adjusted under Section 415(d) of the Internal Revenue Code. For the taxable year following the taxable year in which a Participant receives a hardship withdrawal, the Annual Limit on Elective Deferrals shall be reduced by the amount of such Participants' Basic 401(k) Contributions for the taxable year during which the hardship withdrawal occurs. The Annual Limit on Elective Deferrals for a Participant's taxable year shall be increased to the extent that the Participant has Elective Deferrals under an Internal Revenue Code Section 403(b) annuity for such taxable year provided that this increase shall not cause the Annual Limit on Elective Deferrals for any taxable year of a Participant to exceed $9,500.

Section 3.8 During each Plan Year the Basic 401(k) Contributions and Employer 401(k) Contributions made under this Plan shall meet either of the following rules:

(a) The Actual Deferral Percentage of the Highly Compensated Group shall not exceed the product of

     (i) the Actual Deferral Percentage of all other Employees who are eligible to participate in this Plan, and

     (ii)   1.25; or

(b) The Actual Deferral Percentage of the Highly Compensated Group shall not exceed the lesser of the Actual Deferral Percentage of all other Employees who are eligible to participate in this Plan by more than two percentage points or the Actual Deferral Percentage of the Highly Compensated Group shall not exceed the product of

     (i) the Actual Deferral Percentage of all other Employees who are eligible to participate in this Plan, and

     (ii)   2.0.

For purposes of this Section, if two or more plans (which include cash or deferred arrangements) are treated as a single plan for purposes of Internal Revenue Code Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of determining whether or not such arrangements satisfy Internal Revenue Code Sections 401(a)(4), 401(k), 410(b) and 1.401(k)-1(b) of the Internal Revenue Service (IRS) Regulations. Effective for Plan Years which begin after December 31, 1988, notwithstanding the preceding sentence, applicable contributions and allocations under an ESOP plan (within the meaning of Internal Revenue Code
Section 4975(e)(7)) shall not be combined with similar contributions or allocations under any plan not described under such Internal Revenue Code Section (a non-ESOP) for purposes of determining whether either the ESOP or the non-ESOP satisfies IRS Regulation 1.401(k)-1(b) and Internal Revenue Code Sections 401(a)(4), 401(k), and 410(b). Effective with the Plan Year beginning after December 31, 1989, plans shall be aggregated under this
Section 3.8 only if they have the same plan year.

The Plan Administrator shall limit the Basic 401(k) Contributions and Employer 401(k) Contributions made with respect to the Highly Compensated Group under Sections 3.2, and 3.6 of this Article to the extent necessary in order to meet one of the rules specified in this Section.

Section 3.9 In the event the Basic 401(k) Contributions and Employer 401(k) Contributions made with respect to the Employees in the Highly Compensated Group exceed both of the rules provided in subparagraphs (a) and (b) of Section 3.8 as of the end of the Plan Year, the Employer shall take such action as and to the extent necessary to bring the Plan into compliance (in accordance with the provisions under Section 401(k) of the Internal Revenue Code and the applicable regulations thereunder, as amended from time to time) with one of the rules provided in Sections 3.8(a) or 3.8(b). At its discretion, the Employer may elect to correct such excess amount pursuant to the options set forth in either (a), (b) or (c) below (or any combination of such options):

(a) to distribute the Excess Section 401(k) Contributions (including any income or loss allocable for the plan year) to each applicable Employee in the Highly Compensated Group on or before the 15th day of the third month following the end of the Plan Year. Excess
     Section 401(k) Contributions distributed after this date will be subject to the 10% excise tax payable by the Employer. In no event shall such distribution be made later than the close of the following Plan Year. Failure to correct Excess Section 401(k) Contributions by the close of the plan year following the plan year for which they were made will cause the plan to fail to satisfy the requirements of IRC Section 401(a)(4) for the plan year for which the Excess Section 401(k) Contributions were made and for all subsequent years they remain uncorrected. The income or loss allocable to an applicable Employee's Excess Section 401(k) Contributions under the Plan is the income or loss allocable to such Employee's Basic 401(k) Contributions Account and, if applicable, Employer 401(k) Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is such Employee's Excess Section 401(k) Contributions for the Plan Year and the denominator is the sum of the account balances (determined without regard to any income or loss occurring during the Plan Year) of the Employee's Basic 401(k) Contributions Account and, if applicable, Employer 401(k) Contributions Account as of the end of the Plan Year. Any distribution of less than the entire amount of Excess
     Section 401(k) Contributions is treated as a pro-rata distribution of such contributions and income/loss. The amount of Excess
     Section 401(k) Contributions that may be distributed under this Section with respect to each applicable Employee for a Plan Year shall be reduced by any Excess Elective Deferrals previously distributed to such Employee (pursuant to Section 3.7) for the Employee's taxable year ending with or within such Plan Year.

     The amount of Excess Section 401(k) Contributions attributable to each applicable Employee in the Highly Compensated Group shall be determined by reducing the Actual Deferral Percentage of each applicable Employee (beginning with the Employee with the highest Actual Deferral Percentage) to the extent required to:

     (i) enable the Plan to satisfy one of the rules set forth in subparagraph (a) or (b) of Section 3.8, or

     (ii) cause the Actual Deferral Percentage of such Employee to equal the Actual Deferral Percentage of the applicable Employee with the next highest Actual Deferral Percentage.

This process shall be repeated until the Plan satisfies one of the rules set forth in (a) and (b) of Section 3.8. The amount of Excess Section 401(k) Contributions for a Highly Compensated Employee is equal to the total 401(k) contribution and other contributions taken into account for the ADP test minus the product of such employee's Deferral Rates as determined above and such employee's Compensation. Furthermore, the determination and allocation of Excess Section 401(k) Contributions to applicable Employees who are subject to the family aggregation rules of Internal Revenue Code Section 414(q)(6) shall be made in the manner prescribed under Internal Revenue Service Regulation 1.401(k)-1(f)(5)(ii); and/or

(b) to make a contribution under Section 3.6 for any or all Employees who are eligible to participate in this Plan and are not members of the Highly Compensated Group as of the last day of the Plan Year. Contributions made under this paragraph shall be maintained in the Participant's Employer 401(k) Contributions Account and shall be Qualified Matching Contributions (QMAC) as defined in Internal Revenue Service Regulation 1.401(k)-1(g)(13). Such contributions shall be nonforfeitable when made and must satisfy the distribution requirements of Internal Revenue Service Regulation 1.401(k)-1(d) as though they are elective contributions. Qualified Matching Contributions shall satisfy the requirements of this paragraph without regard to whether or not such contributions are actually treated as elective contributions and may be treated as elective contributions provided the requirements of Internal Revenue Service Regulation 1.401(k)-1(b)(5) are met.

(c) to make a Qualified Non-Elective Contribution (QNEC) as defined in Internal Revenue Service Regulation 1.401(k)-1(g)(13), for any or all employees eligible to participate in this plan who are not members of the Highly Compensated Employee Group and are employed as of the last day of the plan year. Contributions made under this paragraph shall be allocated according to a percentage (as determined by the Employer) of each eligible Non-Highly Compensated Employee's Compensation and shall be maintained in the Participant's Employer 401(k) Contributions Account. Such contributions shall be nonforfeitable when made and must satisfy the distribution requirements of Internal Revenue Service Regulation 1.401(k)-1(d) as though they are elective contributions. Qualified Non-Elective Contributions shall satisfy the requirements of this paragraph without regard to whether or not such contributions are actually treated as elective contributions, and may be treated as elective contributions provided the requirements of Internal Revenue Service Regulation 1.401(k)-1(b)(5) are met.

The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of one of the rules specified in this Section (including the amount of any Section 401(k) Contributions made under this Section and Sections 3.6 and 3.9(b) or (c) which are used to meet the applicable rule) or any other acceptable methods of compliance as set forth by the Internal Revenue Service from time to time.

Section 3.10 Except as provided under Section 3.11 hereof, contributions made under this Plan shall be limited, if necessary, so that the amount of

Annual Additions made in any Limitation Year shall not exceed the Maximum Permissible Amount. With respect to each Participant, all qualified defined benefit plans ever maintained by the Employer shall be treated as one defined benefit plan and all qualified defined contribution plans ever maintained by the Employer shall be treated as one defined contribution plan for purposes of applying the limitations of Section 415 of the Internal Revenue Code (IRC). If the Employer is a member of a group which constitutes any of the following: a controlled group of corporations (as defined in IRC Section 414(b) as modified by IRC Section 415(h)), trades or businesses (whether or not incorporated) which are under common control (as defined in IRC Section 414(c) as modified by IRC Section 415(h), an affiliated service group (as defined in IRC Section 414(m)), or any other entity required to be aggregated with the Employer pursuant to IRC 414(o), all such members shall be considered a single employer for the purposes of applying the limitations of this Section and the purpose of determining Compensation as defined in subparagraph (b) below. The following definitions shall be used solely for purposes of Section 3.10, 3.11, 3.12,
3.13 and 3.14 unless specifically stated elsewhere in this Plan:

(a) "Annual Additions" means, with respect to any Limitation Year, the sum of the following which are actually credited to a Participant's Account or Accounts:

     (i)  all Employer Contributions, Basic 401(k) Contributions, and

     (ii)  all forfeitures, if any, allocated to a Participant

Contributions do not fail to be Annual Additions merely because such contributions are excess Elective Deferrals, Excess Section 401(k) Contributions, or excess Employee Contributions and Matching Contributions or merely because such contributions are corrected through distribution or recharacterization.

          Amounts allocated, after March 31, 1984, to an individual medical benefit account, as defined in Section 415(1)(2) of the Internal Revenue Code, which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. In addition, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3), under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

(b) "Compensation" means the wage or salary paid to the Employee during a Limitation Year including only those items defined in Section 1.415-2(d)(2) and excluding those items in Section 1.415-2(d)(3) of the Internal Revenue Service Regulations. Compensation taken into account during a Limitation Year shall be the Compensation actually paid or made available during such Limitation Year.

(c) "Defined Benefit Plan Fraction" means for each Limitation Year, a fraction, the numerator of which is the sum of a Participant's projected annual benefit under all qualified defined benefit plans maintained by the Employer determined as of the end of the Limitation Year, and the denominator of which, as of the end of the Limitation Year, is the lesser of (a) or (b) below where:

     (i) is equal to 1.25 times the defined benefit plan dollar limitation amount in effect under Internal Revenue Code Section 415(b)(1)(A) for such Limitation Year, and

     (ii)  is equal to 1.4 times the Participant's average annual
          Compensation based on the three consecutive calendar years (or any other uniformly applied twelve month period) during which the Participant has the greatest aggregate Compensation from the Employer.

(d) "Defined Contribution Plan Fraction" means for each Limitation Year, a fraction, the numerator of which is the sum of the Annual Additions with respect to any Participant as of the close of the Limitation Year and all prior Limitation Years under this Plan and all other qualified defined contribution plans maintained by the Employer, and the denominator of which is the sum of the lesser of (a) or (b) below for each Limitation Year during which the Participant is employed by the Employer where:

     (i) is equal to 1.25 times the defined contribution plan dollar limitation amount in effect under Internal Revenue Code Section 415(c)(1)(A) for such Limitation Year (the prescribed dollar limitation amount shall be equal to $30,000 or, if greater, 25% of the defined benefit plan dollar limitation amount in effect under Section 415(b)(1)(A) of such Code), and

     (ii) is equal to 1.4 times 25% of the Participant's Compensation for such Limitation Year, except that any contribution for medical benefits (within the meaning of Section 419(A)(f)(2)) after separation from service which is treated as an Annual Addition shall not apply.

The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as Annual Additions.

(e) "Excess Amounts" means any amounts under this Plan which are attributable to Annual Additions for the Limitation Year which exceed the Maximum Permissible Amount.

(f) "Limitation Year" means the Plan Year for this Plan. In lieu thereof, the Employer may adopt any other 12 consecutive month period by amending the Plan. If the Employer is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code as modified by Section 415(h)), the election to use a twelve consecutive month period other than the Plan Year must be made by all members of the group that maintains the Plan.

(g) "Maximum Permissible Amount" means with respect to any Participant the lesser of (a) or (b) below where:

     (i) is equal to the defined contribution plan dollar limitation amount in effect under Internal Revenue Code Section 415(c)(1)(A) for such Limitation Year (the prescribed dollar limitation amount shall be equal to $30,000 or, if greater, 25% of the defined benefit plan dollar limitation amount in effect under Section 415(b)(1)(A) of such Code), and

     (ii) is equal to 25% of the Participant's Compensation for such Limitation Year, except that any contribution for medical benefits (within the meaning of Section 419(A)(f)(2)) after separation from service which is treated as an Annual Addition shall not apply.

     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution plan dollar limitation amount determined under (a) of this subparagraph multiplied by a fraction the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

(h) "Suspense Account" means an account maintained under the Plan in which Excess Amounts shall be held pursuant to Section 3.13. Excess Amounts while held in the Suspense Account shall not be allocated to any Participant. No earnings shall be credited to such Suspense Account.

The defined benefit plan dollar limitation amount prescribed under subparagraph (c), (d), and (g) above shall be effective as of the first day of each calendar year and shall apply to the Limitation Year that ends in such calendar year. Said limitation shall be adjusted annually in accordance with Section 415(d) of the Internal Revenue Code.

Section 3.11 In the event that any Participant is included in any other qualified defined contribution plans maintained by the Employer during any Limitation Year, the sum of such Participant's Annual Additions under all such qualified defined contribution plans shall be subject to the limitations set forth in Section 3.10. Any Excess Amounts which result during a Limitation Year shall be deemed to have occurred under the other qualified defined contribution plans before being deemed to result from contributions allocated to a Participant's account under this Plan.

Section 3.12 In the event that any Participant is included in a qualified defined benefit plan maintained by the Employer during any Limitation Year, the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction shall not exceed 1.0 with respect to such Participant for such Limitation Year.

Section 3.13 If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation or a reasonable error in determining the amount of Elective Deferrals that may be made on behalf of a Participant under the limits of Internal Revenue Code Section 415, or under other limited facts and circumstances set forth by the Commissioner, any Excess Amounts are deemed to have occurred under this Plan for a Limitation Year, such Excess Amounts shall be disposed of in accordance with the provisions of Section 3.14 and shall not be deemed Annual Additions for such Limitation Year.

Section 3.14 Excess Amounts deemed to have occurred under this Plan will be reduced in the following manner. Excess Amounts shall first be considered to be attributable to contributions made to a Participant's Basic 401(k) Contributions Account and corresponding Matching Contributions for the Limitation Year and shall be deducted from the appropriate accounts and disposed of in such a manner that the proportion between the Basic 401(k) Contributions and corresponding matching contribution shall not be altered by the return of such Excess Amounts. The Basic 401(k) Contributions shall be returned to the Participant. The match attributable to such returned contribution shall be held in the Suspense Account. Any Excess Amounts returned to a Participant pursuant to this Section shall be disregarded in determining such Participant's Elective Deferrals, Actual Deferral Percentage, and Actual Contribution Percentage.

Amounts held in the Suspense Account shall be released during the next Limitation Year (and succeeding Limitation Years, if necessary) and allocated and reallocated to all Participants during the next Limitation Year (and succeeding Limitation Years, if necessary) before any Employer or Employee Contributions are allocated during the next Limitation Year or Years. Amounts allocated and reallocated in accordance with the preceding sentence will be used to reduce Employer Contributions to the Plan during the next Limitation Year (and succeeding Limitation Years, if necessary).

Section 3.15 During each Plan Year the amount of Matching Contributions (including those Section 401(k) Contributions under Section 3.2 treated as Matching Contributions) made under this Plan shall meet either of the following rules:

(a) The Actual Contribution Percentage of the Highly Compensated Group shall not exceed the product of

     (i) the Actual Contribution Percentage of all other Employees who are eligible to participate in this Plan, and

     (ii)   1.25; or

(b) The Actual Contribution Percentage of the Highly Compensated Group shall not exceed the lesser of the Actual Contribution Percentage of all other Employees who are eligible to participate in this Plan by more than two percentage points or the product of:

     (i) the Actual Contribution Percentage of all other Employees who are eligible to participate in this Plan, and

     (ii)   2.0.

The rule set forth in this paragraph 3.15(b) shall be subject to any lesser amount determined pursuant to Internal Revenue Service Regulation 1.401(m)- 2 prescribed to prevent the multiple use of this alternative limitation with respect to the Highly Compensated Group. If applicable, such multiple use shall be corrected by reducing the Actual Contribution Percentage for those Employees included in the Highly Compensated Group who are eligible to participate in both the arrangement subject to Internal Revenue Code
Section 401(k) and the Plan subject to Section 401(m) of said Code.

If two or more plans (which include Employee Contributions and/or Matching Contributions) are treated as a single plan for purposes of Internal Revenue Code Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)), said plans shall be treated as one plan for purposes of determining whether or not such plans satisfy Internal Revenue Code Sections 401(a)(4), 401(m), 410(b) and 1.401(m)-1(b) of the Internal
Revenue Service (IRS) Regulations. Effective for Plan Years which begin after December 31, 1988, notwithstanding the preceding sentence, applicable contributions and allocations under an ESOP plan (within the meaning of Internal Revenue Code Section 4975(e)(7)) shall not be combined with similar contributions or allocations under any plan not described under such Internal Revenue Code Section (a non-ESOP) for purposes of determining whether either the ESOP or the non-ESOP satisfies IRS Regulation 1.401(m)- 1(b) and Internal Revenue Code Sections 401(a)(4), 401(m), and 410(b). Effective with the Plan Year beginning December 31, 1989, plans shall be aggregated under this Section 3.15 only if they have the same plan year.

The Plan Administrator shall limit the Matching Contributions made with respect to the Highly Compensated Group under, as applicable, Sections 3.5, 3.6, and 3.9 of this Article to the extent necessary in order to meet one of the rules specified in this Section. The determination of the amount of excess Matching Contributions, if any, made with respect to the Highly Compensated Group as of the close of the Plan Year shall be made after first determining any excess Elective Deferrals pursuant to Section 3.7 and then determining any excess Section 401(k) Contributions pursuant to
Section 3.8.

Section 3.16 In the event the Matching Contributions made with respect to the Employees in the Highly Compensated Group exceed both of the rules provided in subparagraph (a) and (b) of Section 3.15 above as of the end of the Plan Year, the Employer shall take such action to the extent necessary to bring the Plan into compliance (in accordance with the provisions under Section 401(m) of the Internal Revenue Code and the applicable regulations thereunder, as amended from time to time) with one of such rules. At its discretion, the Employer may elect to correct such Excess Aggregate Contributions pursuant to the options set forth in either (a), (b) or (c) below (or any combination of such options):

(a) to distribute (or if forfeitable, forfeit) the Excess Aggregate Contributions (including any income or loss allocable for the Plan
     Year) to each applicable Employee in the Highly Compensated Group on or before the 15th day of the third month following the end of the Plan Year. Excess Aggregate Contributions distributed after this date will be subject to a 10% excise tax on the amount of Excess Aggregate contributions payable by the employer. In no event shall such distribution (or forfeiture) be made later than the close of the following Plan Year. Failure to correct Excess Aggregate Contributions by the end of the plan year following the plan year for which they were made, will cause the plan to fail to meet the requirements of IRC Section 401(a)(4) for the plan year and subsequent plan years they remain uncorrected. The income or loss allocable to an applicable Employee's Excess Aggregate Contributions under the Plan is the income or loss allocable to the Employer Non-401(k) Contributions Account and, if applicable, Employer 401(k) Contributions Account and Participant Deferral Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is such Employee's Excess Aggregate Contributions for the Plan Year and the denominator is the sum of the account balances (determined without regard to any income or loss occurring during the Plan Year) of the Employer Non-401(k) Contributions Account and, if applicable, Employer 401(k) Contributions Account and Participant Deferral Contributions Account as of the end of the Plan Year. Any distribution of less than the entire amount of Excess Aggregate Contributions is treated as a pro-rata distribution of such contributions and income/loss. Moreover, the method of distributing Excess Aggregate Contributions and Matching Contributions shall meet the requirements of Internal Revenue Code
     Section 401(a)(4) precluding discrimination in favor of Employees in the Highly Compensated Group.

     The amount of Excess Aggregate Contributions attributable to each applicable Employee in the Highly Compensated Group shall be determined by reducing the Actual Contribution Percentage of each applicable Employee (beginning with the Employee with the highest Actual Contribution Percentage) to the extent required to:

     (i) enable the Plan to satisfy one of the rules set forth in subparagraph (a) or (b) of Section 3.15; or

     (ii) cause the Actual Contribution Percentage of such Employee to equal the Actual Contribution Percentage of the applicable Employee with the next highest Actual Contribution Percentage.

     This process shall be repeated until the Plan satisfies one of the rules set forth in (a) or (b) of Section 3.15. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is equal to the total matching and other contributions taken into account for the ACP test minus the product of the employee's contribution ratio as determined above and the employee's compensation. Furthermore, the determination and allocation of excess Matching Contributions to applicable Employees who are subject to the family aggregation rules of Internal Revenue Code Section 414(q)(6) shall be made in the manner prescribed under Internal Revenue Service Regulation 1.401(m)- 1(f)(1)(ii)(C); and/or

(b) to make a contribution under Section 3.6 for any and all Employees who are eligible to participate in this Plan and are not members of the Highly Compensated Group as of the last day of the Plan Year. Contributions made under this paragraph shall be maintained in the Participant's Employer Non-401(k) Contributions Account.

(c)  to make a contribution pursuant to Section 3.9(b) or (c) of this plan.

The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of one of the rules specified in this Section (including the amount of any Section 401(k) Contributions made under Section 3.2 that are treated as Matching Contributions) and any Section 401(k) Contributions made under Sections 3.6 and 3.9(b) or (c) which are used in meeting the applicable rule) or any other acceptable methods of compliance as set forth by the Internal Revenue Service from time to time.

Forfeitures, if any, made available under this Section shall be held within the Fixed Investment Fund and, except as otherwise provided in Section 13.3, used to reduce the next subsequent Employer Contribution due under this Plan. No earnings shall be credited to such amounts. Notwithstanding any contrary provision of this Plan, no such forfeiture may be allocated to an Employee included in the Highly Compensated Group whose contributions are reduced under this Section.

                                ARTICLE IV
                                ----------

                        INVESTMENT OF CONTRIBUTIONS
                        ---------------------------

Section 4.1 A Fixed Investment Fund, an Index Equity Investment Fund, an Index Bond Fund, and American Water Works Company, Inc. Stock Fund shall be maintained under this Plan. In addition to the aforementioned investment funds, the Retirement Plan Committee shall have the right to add additional investment options or to replace investment options from time to time. The addition of any investment option shall not necessitate the elimination of any existing investment option.

Section 4.2 The Fixed Investment Fund shall be invested in the general assets of an insurance company in accordance with the provisions of the contract(s) or in such other investment vehicles as may apply to this Plan, which provide a fixed rate of return.

Section 4.3 The Index Equity Investment Fund shall be invested in a pool of investments composed principally of equities available under the contract(s) or in such other investment vehicles as may apply to this Plan, which do not guarantee a stated rate of return or preservation of principal.

Section 4.4 The Index Bond Fund shall be invested in a pool of investments composed of high grade corporate and/or government bonds of varying maturities which do not guarantee a stated rate of return or preservation of principal.

Section 4.5 The American Water Works Company, Inc. Stock Fund shall be invested entirely in shares of common stock of American Water Works Company, Inc. Such American Water Works Company, Inc. shares shall be newly issued shares or shares purchased in the open market or in privately negotiated transactions. Dividends on shares of American Water Works Company, Inc. stock held in such Stock Fund will be reinvested in American Water Works Company, Inc. shares.

Section 4.6 The selection of investment choices with respect to Participants' Basic 401(k) Contributions and Rollover Contributions among the Fixed Investment Fund, the Index Equity Investment Fund, the Index Bond Fund, and the American Water Works Company, Inc. Stock Fund, maintained hereunder shall be the sole responsibility of each Participant and no Employee or representative of the Plan Administrator, the Named Fiduciary or the Employer is authorized to make any recommendation to any Participant with respect to such investment choices.

At least 30 days prior to the date an Employee becomes a Participant, such Employee must make an investment election which will apply to the investment of the Participants' Basic 401(k) Contributions and Rollover Contributions made with respect to such Employee. Such election shall be made in the manner specified by the Retirement Plan Committee and shall be made from the following:

(a)  Fixed Investment Fund
(b)  Index Equity Investment Fund
(c)  Index Bond Fund
(d)  American Water Works Company, Inc. Stock Fund
(e)  Any additional investment funds added pursuant to Section 4.1.

Any apportionment of investment elections among the available investment funds shall be made in multiples of 1% only.

Section 4.7 A Participant may elect to change an investment election with respect to the Participants' Basic 401(k) Contributions and Rollover Contributions to be made hereunder from and after the first day of a specified month. Such changes may not occur more often than once in any calendar month. Such changes shall be limited to the choices described in
Section 4.6. A Participant's election to change an investment election must be made in the manner specified by the Retirement Plan Committee during the month for which the change is to be effective.

Section 4.8 A Participant may elect, in the manner specified by the Retirement Plan Committee, to transfer any whole percentage of the value of his Basic 401(k)Contributions Account or Rollover Account held in any of the investment funds to any other investment fund. No more than one such transfer may be elected in any one calendar month. Transfers shall be valued as of the immediately preceding Valuation Date and shall be effective as soon as administratively practicable, but not later than the month following that in which the transfer election is made. Transfers will be credited as provided in Section 4.10.

Section 4.9 Contributions made to this Plan by the Employer shall be invested entirely in American Water Works Company, Inc. Stock. Dividends on shares of American Water Works Company, Inc. stock held in the American Water Works Company, Inc. Stock Fund will be reinvested in American Water Works Company, Inc. shares.

Section 4.10 The value of a Participant's Accounts which are held in each investment fund maintained hereunder shall be determined as of each Valuation Date as follows:

(a) First, any transfers into or out of the Participant's Accounts in each investment fund requested in the preceding month that remain to be processed shall be effected.

(b) Second, Basic 401(k) Contributions and then Matching Contributions for the month of the valuation are then posted to the Participant's Accounts in each investment fund.

(c) Third, net earnings, gains or losses attributable to the investment funds since the preceding Valuation Date shall be posted to the Participant's Accounts in each such fund.

(d) Fourth, distributions attributable to withdrawals, terminations, loans, retirements or death benefits will be deducted from the Participant's Accounts within each investment fund.

Section 4.11 The amount of the net earnings, gains or losses and the manner in which they are allocated to individual Participants' Accounts shall be determined for each investment fund individually in accordance with the particular contract(s) or investment vehicle(s) supporting such investment fund and in accordance with the operating procedures of the Plan, as applicable.

Section 4.12 Each Participant shall be entitled to direct the Plan Administrator as to the manner in which the American Water Works Company, Inc. Stock, including fractional shares, allocated to such Participant's Account, are to be voted.

Section 4.13 The Plan Administrator shall provide each Participant with a written statement of the value of his Participant Contributions Account and his Employer Contributions Account maintained under this Plan. In no event shall such statement be furnished less frequently than once each year.

                                 ARTICLE V
                                 ---------

                                  VESTING
                                  -------

Section 5.1 The Participant's interest in his Basic 401(k) Contributions Account, his Rollover Account and his Employer 401(k) Contributions Account shall be fully vested at all times.

Section 5.2 The Participant's interest in his Employer Non-401(k) Contributions Account shall become fully vested at the earliest to occur of the following dates:

(a)  The date of the Participant's death;

(b)  The date the Participant incurs Total Disability;

(c)  The date the Participant attains Normal Retirement Age;

(d) The date of termination of this Plan or the date of the complete cessation of Employer Contributions hereunder; or

(e)  The date the Participant becomes 100% vested in accordance with
     Section 5.3.

Section 5.3 Prior to the date that the Participant becomes fully vested in accordance with Section 5.2, the Participant shall become fully vested in his Employer Non-401(k) Contributions Account after completion of five years of Vesting Service.

The above paragraph notwithstanding, Qualified Matching Contributions and/or Qualified Non-Elective Contributions made pursuant to Section 3.6 or 3.9(b) or (c) shall be fully vested at all times.

If any Participant shall have previously had a distribution from his Employer Non-401(k) Contributions Account, his current vested interest in his Employer Non-401(k) Contributions Account shall be equal to:

(a) the current value of his Employer Non-401(k) Contributions Account, plus

(b) the sum of any amounts previously distributed to the Participant from his Employer Non-401(k) Contributions Account, multiplied by

(c) the percentage then applicable to the Participant in accordance with the schedule of percentages stated in this Section, minus

(d) the sum of all amounts previously distributed to the Participant from his Employer Non-401(k) Contributions Account.

Section 5.4 Subject to Section 5.5, in the event a Participant incurs a Period of Severance, such Period of Severance shall be taken into account for the purposes of determining the Participant's Period of Service if the Participant again performs an Hour of Service within the 12 consecutive month period that commences on the date he quit, was discharged or retired. If the Participant fails to perform an Hour of Service within such 12 consecutive month period, the Period of Severance shall not count as a Period of Service.

Section 5.5 Notwithstanding the provisions of Section 5.4 of this Article, in the event a Participant severs from service with the Employer by reason of a quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, the following shall apply:

(a) If the Participant again performs an Hour of Service within 12 months of the date on which he was first absent, such period of absence shall be taken into account for the purposes of determining such Participant's Period of Service.

(b) If the Participant fails to perform an Hour of Service within 12 months of the date on which he was first absent, the date on which he severs from service by reason of a quit, discharge or retirement shall be the Participant's Severance From Service Date and such period of absence shall be treated as a Period of Severance.

Section 5.6 Service completed by a Participant with other related employers (while related) shall be treated as service with the Employer for the purposes of determining such Participant's vested interest under this Plan. For this purpose, related employers include any of the following: members of a controlled group of corporations (within the meaning of Internal Revenue Code Section 414(b)), a group of trades or businesses under common control (under Section 414(c) of such Code) of which the Employer is a member, members of an affiliated service group (as defined in Internal Revenue Code Section 414(m), and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of such Code.

Section 5.7 No amendment to the vesting provisions shall deprive a Participant of his nonforfeitable right accrued without regard to such amendment as of the later of the adoption date or effective date of the amendment.

In the event an amendment is adopted which directly or indirectly affects the computation of a Participant's nonforfeitable percentage, each Participant with at least 3 years of Vesting Service with the Employer may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

Such election must be made in writing to the Plan Administrator any time after the adoption of any such amendment, provided, however, that the election period shall end no earlier than the later of 60 days following the date the amendment is adopted/effective on the date the Participant is given written notification of the amendment by the Employer or Plan Administrator.

Section 5.8 Notwithstanding any provision of this Article to the contrary, a Matching Contribution shall be forfeited if such contribution is reduced from a Participant's account balance because the contribution to which it relates is treated as Excess Section 401(k) Contribution, or excess deferral.

                                ARTICLE VI
                                ----------

              WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT
              ----------------------------------------------

Section 6.1 At any time prior to termination of employment, a Participant may elect to make one or more of the following optional withdrawals, but only to the extent and under the conditions outlined in this Article. Such withdrawal shall be limited to once in any six month period.

Section 6.2 A Participant who has attained age 59 1/2 may request a withdrawal of all or a specified portion of his Participant Basic 401(k) Contributions Account, his Employer Contributions Account, and his Rollover Account. Any withdrawal made in accordance with this Section will be withdrawn first from the Participant's Basic 401(k) Contributions Account.

Section 6.3 Prior to attaining age 59 1/2, a Participant may request a hardship withdrawal of all or a specified portion of the distributable amount of his Participant Deferral Contributions Account. For purposes of a hardship withdrawal, the distributable amount is equal to the value of his Participant Deferral Contributions Account as of the date of distribution (including income allocable to such account but only to the extent that the income was credited thereunder as of December 31, 1988) reduced by the amount of previous distributions made on account of hardship. A Participant may request a hardship withdrawal provided he first withdraws the total amount available to him under his Rollover Account.

For purposes of this Section, a hardship withdrawal is one that is necessary in light of the immediate and heavy financial needs of the Participant which cannot be met from other resources that are reasonably available to the Participant. The Plan Administrator shall consider each written request for hardship withdrawal individually in light of the foregoing standard, provided that such standard shall be consistently applied on a uniform and nondiscriminatory basis with respect to all Participants.

A distribution may be treated as necessary to satisfy a financial need if the Plan Administrator relies upon the employee's written representation satisfactory to the Plan Administrator (unless the Plan Administrator has actual knowledge to the contrary) that the financial need cannot reasonably be relieved by any one or more of the following:

(a)  Reimbursement or compensation by insurance;

(b)  Reasonable liquidation of the Employee's assets;

(c)  Cessation of Elective contributions under the Plan; and/or

(d) Other distributions or non-taxable loans from plans maintained by the Employer or by any other Employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

For purposes of the above, a need cannot reasonably be relieved by one of the actions stated above if the effect of such action would be to increase the amount of the need.

A distribution will be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is on account of:

(a)  Expenses for medical care (as described in Internal Revenue Code
     Section 213(d)) previously incurred by the Participant, his spouse, or dependents (as defined in Internal Revenue Code Section 152) or necessary for these persons to obtain said medical care;

(b) Costs (excluding mortgage payments) directly related to the purchase of a principal residence for the participant;

(c) Payment of tuition and related educational expenses for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Internal Revenue Code
     Section 152); or

(d) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence.

Under no circumstance shall a hardship withdrawal exceed the amount necessary to satisfy the immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal). The Plan Administrator's determination in this respect shall be final.

Any provisions in this Plan to the contrary notwithstanding, Qualified Matching Contributions and/or Qualified Non-Elective Contributions made pursuant to Sections 3.6 or 3.9(b) or (c) may not be withdrawn prior to age 59 1/2 or separation from service.

Section 6.4 All withdrawals made pursuant to this Article shall be distributed in a lump sum cash disbursement.

Section 6.5 All requests for withdrawals made pursuant to this Article must be submitted in writing to the Plan Administrator within the 90-day period ending on the Annuity Starting Date. If a Participant's vested interest in the Plan exceeds (or at the time of any prior distribution exceeded) $3,500, the Participant's request for a withdrawal shall be valid only if the Participant has previously received the information described in Section 8.5. All withdrawal requests made hereunder must specify the total amount to be withdrawn from the Participant's Account(s). Unless otherwise specified by the Participant, all withdrawals will be withdrawn first from the Participant's Accounts held within the Fixed Investment Fund. All such withdrawals shall be made as of the Valuation Date coincident with or immediately following receipt by the Plan Recordkeeper of proper written notification from the Plan Administrator or, if later, the Valuation Date specified in such written notice.

                                ARTICLE VII
                                -----------

                                   LOANS
                                   -----

Section 7.1 A Participant in the Plan may borrow from the Plan, subject to the following provisions of this Article VII and to such additional standards as the Plan Administrator may adopt, by making prior written application to the Plan Administrator. A Participant seeking a loan hereunder must submit a written application (hereinafter referred to as the "completed application") which shall (i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions,
(iii) provide all such information and documentation as the Plan Administrator shall require, and (iv) include a promissory note, duly executed by the Participant granting a security in the amount of the loan.

Section 7.2 Any loan to a Participant under this Article VII shall be subject to the following requirements:

(a) The loan (when added to the outstanding balance of all other loans) may not exceed the lesser of:

     (i)    $50,000 reduced by the excess (if any) of:

            - The highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over

            - The outstanding balance of loans from the Plan on the date such loan was made; or

     (ii) 50 percent of the value of the Participant's vested interest in the Plan Accounts available for loans in Section 7.5 under the Plan. For purposes of this Section 7.2, the value of a Participant's vested interest shall be determined as of the last Valuation Date which has been calculated at the time that the loan application is submitted.

(b) The minimum amount which may be borrowed from the Plan by a Participant shall be $1,000.00.

(c) The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be consistent with the provisions of Code Section 4975(d)(1) and other applicable legal requirements.

(d) The loan shall be for a term of one, two, three, four, or five years at the Participant's discretion (a "personal loan").

(e) A Participant shall be permitted only one loan in any Plan Year and no more than one personal loan and one mortgage loan shall be outstanding at any time.

(f) Notwithstanding the five-year limit in Section 7.2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant (a "mortgage loan") may be for a term of up to 30 years; provided that the term must be a multiple of 12 months.

(g) The Plan Administrator shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be applied uniformly to all similarly situated Participants and shall govern the Plan Administrator's approval or disapproval of completed applications. The terms of each loan shall be set solely in accordance with this Article VII and such standards adopted by the Plan Administrator in accordance with Section 7.4 hereof. Such standards prescribe for repayment at any time, a maximum and minimum loan amount (within the limitations specified above), and may require spousal consent for loans to married Participants and other relevant factors.

Section 7.3  Promissory Note

(a) Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Plan Administrator, which note shall be due and payable in full not later than the earliest to occur of: (i) a fixed maturity date meeting the requirements of Section 7.2(d) or
     (e) above; (ii) the Participant's death; or (iii) the time which the Participant ceases to be an Employee covered under this Plan.

(b) The promissory note shall provide for the payment of equal monthly installments of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 7.2(c) on the date the note is executed. The note shall further provide that the monthly payments shall be made through automatic payroll deductions.

(c) The promissory note shall evidence such additional terms as are required by this Article VII or by the Plan Administrator.

Section 7.4 The Plan Administrator shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify in writing the applying Participant of such approval or disapproval.

Section 7.5 The Participant shall borrow only from his Employee Basic 401(k) Contributions Account and his Rollover Account, pro-rata against his current investment funds.

Section 7.6 Each loan shall be made only from the account of the borrowing Participant and shall be treated as an investment of the Participant's Account or Accounts.

Section 7.7 Each loan to a Participant under this Article VII shall be repaid in equal monthly amounts over a period meeting the requirements of
Section 7.2 hereof.

The monthly installments must be paid through automatic payroll deductions payable each month, except as provided by the Plan Administrator. No prepayments will be permitted except with the written consent of the Plan Administrator. If a loan is prepaid another loan in that category may not be permitted until 12 months following the date of prepayment. All loan repayments made through payroll deductions shall be transmitted by the Company to the Trustee as soon as practicable after such amounts are withheld.

Section 7.8 Each loan repayment of principal and interest will be allocated proportionately to the Participant Contributions Accounts from which the loan was taken as provided in Section 7.5 hereof according to the Participant's current investment selection.

Section 7.9 Repayment of any loan under the Plan shall be secured by no more than 50% of the Participant's interest in the Plan.

Section 7.10 If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so the regular monthly installment payments cannot be made on a payroll deduction basis, the Participant will be required to make the regular monthly payments at such time and place as shall be established by the Plan Administrator.

Section 7.11 If at any time prior to the full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant under the Plan by reason of his or her retirement, death, severance from employment, change to hourly status, or otherwise, or the Plan should terminate, or an event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed on the loan by the Participant will be immediately due and payable in a lump sum. If the Participant does not repay the full amount of the unpaid balance within the time established by the Plan Administrator, the amount of any distribution which would have otherwise been available to the Participant under the terms of the Plan shall be reduced by the amount of outstanding principal and interest on the loan at the time of such distribution and applied in satisfaction of the Participant's loan obligations to the extent possible. To the extent that the reduction in the amount of the distribution is sufficient to discharge the Participant's total outstanding liability under the loan, such reduction shall constitute a complete discharge of all liability of the Participant to the Plan sufficient to fully discharge the Participant's obligation under the loan. Interest on the outstanding amount of the default loan shall continue to accrue until such time as the balance of the defaulted loan amount is paid or such time as the Participant would have been entitled to a distribution due to death, disability or termination of employment. The Participant, his or her estate, heirs, successors and assigns shall be liable for the payment of the remaining amounts due under the loan and such Participant, his or her estate, heirs, successors or assigns shall make payment upon written notice by the Plan Administrator.

Section 7.12 Notwithstanding anything to the contrary contained herein, each such loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Plan Administrator shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.

                               ARTICLE VIII
                               ------------

             DISTRIBUTIONS UPON RETIREMENT OR TOTAL DISABILITY
             -------------------------------------------------

Section 8.1 For the purposes of this Article, the following definitions shall apply:

(a) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's Spouse. Further, such waiver must designate a specific alternate Beneficiary and form of benefit. The Spouse's consent to a waiver must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed to be a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No waiver obtained under this provision shall be valid unless the Participant has previously received the information described in Section 8.5.

(b) "Spouse" means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Internal Revenue Code. The Spouse, to be eligible, must be married to the Participant on the earlier of the day on which the Participant dies or retires and begins to receive benefit payments. It shall be the Participant's sole responsibility to keep the Plan Administrator informed of his marital status.

(c)  "5 Percent Owner" means a 5 Percent Owner as described in Section 416
     (i)(1)(B) of the Internal Revenue Code.

Section 8.2 A Participant shall be entitled to a distribution, in accordance with Section 8.3 or Section 8.4, of his Participant Contributions Account and his Employer Contributions Account upon his severance from service with the Employer on or after his attainment of Normal Retirement Age, or upon his severance from service by reason of his incurring Total Disability. If the Participant continues in the employ of the Employer beyond the Participant's Normal Retirement Age, such distribution shall be deferred until the Participant's actual retirement except as provided in Section 8.7.

Section 8.3 Except as provided in Section 11.7, unless an optional form of benefit is selected within the 90-day period ending on the Annuity Starting Date, a Participant's Participant Contributions Account and Employer Contributions Account will be paid in a Lump Sum.

Section 8.4 The optional form of benefit (pursuant to a Qualified Election) available upon retirement or upon incurring Total Disability shall be an immediate annuity purchased under the contract(s). A married Participant can elect an annuity other than a Qualified Joint and Survivor Annuity pursuant to a Qualified Election only. The Plan Administrator shall furnish the Participant with a description of the optional forms available in accordance with Section 8.5. The Participant shall then elect the method or methods of payment provided, however, that:

(a) no method of payment providing for a guaranteed number of monthly payments may be elected which would assure payment beyond the actuarial life expectancy of the Participant and the Participant's spouse determined on a joint and survivorship basis; and

(b) the value of any payment to a Beneficiary other than the Participant's Spouse shall be less than 50% of the value of the Participant's interest under this Plan determined as of the Participant's Annuity Starting Date.

An election of any method or methods or payment made by a Participant in accordance with this Section may be revoked by the Participant and a subsequent election made at any time prior to the 30th day preceding the Participant's Annuity Starting Date. Any election or revocation of a previous election must be made in writing and submitted to the Plan Administrator.

Section 8.5 The Plan Administrator shall provide each Participant (excluding nonvested Participants who are no longer employed by the Employer) with a written non-technical explanation of the forms of benefit available under this Plan, including the Qualified Joint and Survivor Annuity; the terms and conditions of a Qualified Joint and Survivor Annuity; the Participant's right to make, and the effect of an election to waive, the Qualified Joint and Survivor Annuity form of benefit; the rights of a Participant's Spouse; the right to make, and the effect of a revocation of, a previous election to waive the Qualified Joint and Survivor Annuity; and the relative financial effect on the Participant's annuity of such election. Such explanation shall also include a general description of the eligibility conditions and other material features of the optional forms of benefit available under this Plan (including sufficient additional information to explain the relative values of the optional forms of benefit). The information described above shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date. The information described in this Section shall also include a written statement informing such Participant of the availability of additional information and how this information may be obtained. The Participant may request this information at any time prior to his actual retirement date in accordance with Section 8.6.

Section 8.6 A Participant may make a written request to the Plan Administrator for an explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the specific financial effects of any optional election available to the Participant. The Plan Administrator shall then furnish to such Participant a written explanation, in non-technical language, of the specific financial effects of a benefit election in terms of dollars per annuity payment based on the value of the Participant's Participant Contributions Account and Employer Contributions Account as of the most recent Valuation Date for which such data is available. This explanation shall be personally delivered or mailed (first class mail, postage prepaid) within 30 days from the date of the Participant's request. The Plan Administrator need comply with only one such request made by or with respect to a particular Participant.

Section 8.7 With respect to the Participant's Annuity Starting Date, distributions in accordance with this Article shall be made based on the value of the Participant's Participant Contributions Account and Employer Contributions Account as of the Valuation Date coincident with or immediately following receipt by the Plan Recordkeeper of written notification from the Plan Administrator, or if later, the Valuation Date specified in such written notification, plus any Participant Contributions or Employer Contributions which have been made to this Plan since such Valuation Date.

The payment of benefits shall be made or shall commence to be made no later than the 60th day following the close of the Plan Year in which the distribution event occurs unless:

(a) the Participant shall have made a written irrevocable election to the Plan Administrator prior to his severance from service with the Employer, to defer payment to a later date which is not later than the first Valuation Date of the calendar year next succeeding the distribution event (such election may not be made, however, if the exercise of the election will cause benefits payable under the Plan with respect to the Participant, in the event of such Participant's death, to be more than "incidental" within the meaning of paragraph
     (b)(1)(i) of Internal Revenue Service Regulation 1.401-1) and the Plan Administrator shall have so informed the Trustee in the distribution notice, or

(b)  the amount of such payment cannot be ascertained by such date.

Notwithstanding the preceding paragraph, the actual payment of benefits must commence no later than April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2, without regard to the Participant's actual date of retirement or date of severance from service by reason of his incurring Total Disability. For purposes of the preceding sentence, a Participant who attained age 70 1/2 in the 1988 calendar year, who is not a 5 percent owner (as defined in Internal Revenue Code Section 416(i)), and who has not retired by January 1, 1989 shall be deemed to have attained age 70 1/2 in the 1989 calendar year. A Participant who has attained age 70 1/2 before January 1, 1988 and who is not a 5 percent owner (as defined in Internal Revenue Code Section 416 (i)) in the Plan Year ending with or within the calendar year in which the individual attains age 66 1/2 or in any succeeding Plan Year, may defer the commencement of benefit payments until April 1 of the calendar year following the later to occur of:

(a)  the calendar year in which the Participant attains age 70 1/2; or

(b) the calendar year in which the Participant's termination of employment with the Employer occurs.

The distribution of the Participant's Participant Contributions Account and Employer Contributions Account shall be made over one of the following periods (determined on the basis consistent with the contract(s)):

(a)  the life of the Participant,

(b)  the life of the Participant and designated Beneficiary,

(c) a period not extending beyond the life expectancy of the Participant, or

(d) a period not extending beyond the life expectancy of the Participant and a designated Beneficiary.

If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401 (a)(9) of the Internal Revenue Code as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

Any distribution required under the incidental death benefit requirements of Section 401(a) of the Internal Revenue Code shall be treated as a distribution required under Section 401(a)(9) of such Code.

Notwithstanding any provision of this Plan to the contrary, payment of benefits will be made in accordance with Internal Revenue Code Section 401(a)(9) and the regulations thereunder (including Section 1.401(a)(9)-2 of such regulations).

Section 8.8 Anything in this Article to the contrary notwithstanding, the "Qualified Election" set forth in Article VIII, Section 8.1(a) hereof is not required of a Participant if

(a) the Participant does not elect a payment of benefits in the form of a life annuity, and

(b) the Participant does not have in his or her Participant Contributions Account and the Employer Contributions Account any assets from a defined benefit plan and/or any assets from a defined contribution plan which is subject to the funding standards of Section 412 of the Internal Revenue Code.

Section 8.9 All payments made under this Article shall be made in cash, in a lump sum, or annuity, or any combination thereof, provided that a Participant to whom a distribution is payable may request, his distribution from the American Water Works Company, Inc. Stock Fund be made in-kind (except that payment shall be made in cash of (a) fractional shares on the basis of the market value of American Water Works Company, Inc. shares on the Valuation Date as of which the amount of the distribution is determined and (b) his share of the portion, if any, of the American Water Works Company, Inc. Stock Fund is not then invested in American Water Works Company, Inc. shares).

                                ARTICLE IX
                                ----------

                              DEATH BENEFITS
                              --------------

Section 9.1 For the purposes of this Article, the term "Spouse" shall have the same meaning as set forth in Article VIII, Section 8.1.

Section 9.2 If a Participant dies before the Annuity Starting Date, then the Participant's Participant Contributions Account and Employer Contributions Account shall be paid to the Participant's Spouse or, if it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, to the Participant's designated Beneficiary. Except as provided in Section 11.7, payment under this Article shall be made as a lump sum, as an immediate annuity purchased under the contract(s) or as a combination of such methods of payment. The death benefit which shall become payable if a Participant dies after benefits have commenced shall be provided in accordance with the particular form of annuity which was payable to the Participant.

Section 9.3 The deceased Participant's surviving Spouse or designated Beneficiary may make a written election to have the death benefit payable hereunder distributed within a reasonable period after the Participant's death. Such election must be made within the 90-day period ending on the Annuity Starting Date and shall be valid only if the surviving Spouse or designated Beneficiary has previously received the information described in
Section 9.4.

Section 9.4 The Plan Administrator shall furnish to the deceased Participant's Spouse or designated Beneficiary (whichever is applicable) a written non-technical explanation of the methods of payment which may be selected. This explanation shall include a statement of the financial effect (in terms of dollars) of each method of payment based on the value of the Participant's Participant Contributions Account and Employer Contributions Account as of the most recent Valuation Date for which such data is available. Furthermore, such explanation shall inform the deceased Participant's Spouse or designated Beneficiary of the right, if any, to defer distribution of the death benefit payable hereunder to a later date. Such explanation shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

Section 9.5 With respect to the Annuity Starting Date of any Participant's Spouse or designated Beneficiary, the payment of death benefits in accordance with this Article shall be made based on the value for the Participant's Participant Contributions Account and Employer Contributions Account as of the Valuation Date coincident with or immediately following receipt by the Plan Recordkeeper of written notification from the Plan Administrator or, if later, the Valuation Date specified in such written notification plus any Participant Contributions or Employer Contributions which have been made to this Plan since such Valuation Date.

The payment of death benefits shall be made or shall commence to be made in the following manner:

(a) If the Participant dies after benefits have commenced, distribution of such benefits will be continued in accordance with the form of annuity in effect prior to the Participant's death.

(b) If the Participant dies before benefits have commenced, the entire death benefit, if any, due as a result of the Participant's death, will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that a written election is made to receive distributions in accordance with (i) or (ii) below:

     (i) If any portion of the Participant's benefit is payable to a designated Beneficiary, distributions may be made in substantially equal amounts over the life or life expectancy of the designated Beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year of the Participant's death;

     (ii) If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of December 31 of the calendar year immediately following the calendar year of the Participant's death or December 31 of the calendar year in which the Participant would have attained age 70 1/2, and, if the Spouse dies before payments begin, subsequent distributions under a written designation which was made before January 1, 1984, and such method of distribution meets the requirements of Internal Revenue Code Section 401(a)(9) as in effect prior to January 1, 1984, then any distributions can be made without regard to this Section. If this designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

If such designation is revoked in writing subsequent to the date distributions are required to begin, the Plan shall distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder, but for the designation. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

Any distribution required under the incidental death benefit requirements of Section 401(a) of the Internal Revenue Code shall be treated as a distribution required under Section 401(a)(9) of such Code.

Notwithstanding any provision of this Plan to the contrary, payment of benefits will be made in accordance with Internal Revenue Code Section 401
(a)(9) and the regulations thereunder (including Section 1.401(a)(9)-2 of such regulations).

Section 9.6 Any designation of a Beneficiary for the payment of death benefits under this Article shall be evidenced by a written instrument filed with the Plan Administrator and signed by the Participant. If no such designation is on file at the time of the Participant's death, or if for any reason in the sole discretion of the Plan Administrator, such designation is defective, then the Participant's Spouse, if living, the Participant's children, if living, or the Participant's estate, in that order of preference, shall be conclusively deemed to be the Beneficiary designated to receive such benefit.

Section 9.7 All payments made under this Article shall be made in cash, in a lump sum or annuity, or any combination thereof, provided that, a Beneficiary to whom a distribution is payable may request, his distribution from the American Water Works Company, Inc. Stock Fund be made in-kind (except that payment shall be made in cash of (a) fractional shares on the basis of the market value of American Water Works Company, Inc. shares on the Valuation Date as of which the amount of the distribution is determined and (b) his share of the portion, if any, of the American Water Works Company, Inc. Stock Fund that is not then invested in American Water Works Company, Inc. shares).

                                ARTICLE X
                                ---------

                           SEVERANCE FROM SERVICE
                           ----------------------

Section 10.1 Upon a Participant's severance from service with the Employer prior to his attainment of Normal Retirement Age, other than by reason of Total Disability or death, the Participant's vested interest in his Participant Contributions Account and Employer Contributions Account shall be determined in accordance with Article V hereof. Except as provided in
Section 8.7 and Section 10.2, distribution of the Participant's vested interest in the Plan shall be made or commence to be made as soon as practicable after the Valuation Date coincident with or next following the Participant's attainment of Normal Retirement Age.

Section 10.2 If a Participant severs from service with the Employer in accordance with Section 10.1 of this Article, the Participant may elect to receive the distribution of his entire vested interest in the Plan at a date earlier than his Normal Retirement Date in any method(s) described in
Article VIII, Section 8.3 and 8.4 hereof. Except as provided in Article VIII, Section 8.7, payment of such benefits shall be made as soon as practicable after the Valuation Date following such election.

If the vested interest of a Participant who severs from service with the Employer has never exceeded $3,500, that vested interest may be distributed without the Participant's consent. If the vested interest of a Participant who severs from service with the Employer exceeds $3,500, that vested interest may not be distributed without the Participant's consent. The consent of the Participant's spouse, if any, shall not be required for either such distribution.

Section 10.3 If a Participant severs from service with the Employer under circumstances described in Section 10.1, the Participant's non-vested interest in the Plan shall be placed in a suspense account and held for five complete calendar years. Any amounts credited to such a suspense account will continue to be held in the American Water Works Company, Inc. Stock Fund and any dividends credited thereto will be reinvested in that Stock Fund.

Section 10.4 If within the period described in Section 10.3, the Participant returns to employment and performs an Hour of Service, the amount held in suspense on that Participant's behalf shall be restored to his Account in the American Water Works Company, Inc. Stock Fund. If the Participant does not return to employment and perform an Hour of Service within the period described in Section 10.3 above, the amount held in suspense on the Participant's behalf shall be forfeited and applied to reduce the next Employer Contribution due under the Plan.

Section 10.5 All payments made under this Article shall be made in cash in a lump sum or annuity, or any combination thereof, provided that, a Participant to whom a distribution is payable may request, his distribution from the American Water Works Company, Inc. Stock Fund be made in-kind (except that payment shall be made in cash of (a) fractional shares on the basis of the market value of American Water Works Company, Inc. shares on the Valuation Date as of which the amount of the distribution is determined and (b) his share of the portion, if any, of the American Water Works Company, Inc. Stock Fund that is not then invested in American Water Works Company, Inc. shares).

Section 10.6 Distributions Pursuant to a Qualified Domestic Relations Order ("QDRO"). Unless otherwise provided by the QDRO, an Alternate Payee shall be entitled to elect any distribution option that would be available to a Participant following that Participant's "Severance From Service".

                                ARTICLE XI
                                ----------

                              ADMINISTRATION
                              --------------

Section 11.1 The Plan Administrator and the Named Fiduciary shall supervise and control the operation of this Plan in accordance with the terms of this Plan and shall have the authority to determine all questions arising in connection with the administration, interpretation, and application of the terms of this Plan (subject to the provision that such authority shall be applied consistently in a nondiscriminatory manner with respect to all Participants).

Section 11.2 The Plan Administrator shall see that books of account are kept which shall show all receipts and disbursements and a complete record of the operation of the Plan, including, but not limited to, records of the accounts of the Participants.

Section 11.3 The Plan Administrator will direct the investments of Plan assets in accordance with the investment selections made pursuant to
Article IV.

Section 11.4 For the purpose of carrying out its duties, the Plan Administrator may, in its discretion, designate a funding agent, firms or corporations, or other entity, to carry out its responsibilities under the

Plan (other than its responsibility under Section 4.12) as the Plan Administrator may deem appropriate.

Section 11.5 In any case where the provisions of this Plan require the consent or approval by the Plan Administrator of an election or request made by an Employee, Participant or Beneficiary in order to make such election or request effective, the Plan Administrator shall act on such election or request as promptly as shall be reasonable under the circumstances. In any case where action by the Plan Recordkeeper or the Insurer is necessary in order to make operative an effective election or request made by an Employee, Participant or Beneficiary, it shall be the responsibility of the Plan Administrator to transmit such election or request to the Plan Recordkeeper or the Insurer in writing and as promptly as shall be reasonable under the circumstances.

The Plan Recordkeeper or the Trustee shall not be obliged to take action with respect to any particular election or request unless the Plan Recordkeeper or the Trustee shall have received the election or request in such form and detail as they may reasonably require.

Section 11.6 In the event any Participant is denied a claim for benefits, such Participant shall be advised in writing of the reasons for such denial, in a manner calculated to be understood by such person, and shall thereafter have the right to a full and fair review by the Plan
Administrator of the decision denying such claim for benefits, if a request in writing is made promptly after such denial for such a review.

Section 11.7 Anything in this Plan to the contrary notwithstanding, for any Participant whose nonforfeitable accrued benefit at his date of severance does not exceed $3,500, and has never exceeded $3,500, (or such other amount as may apply pursuant to Section 401(a) of the Internal Revenue Code), the Plan Administrator, without Participant or Spousal consent, shall authorize a lump sum cash disbursement of the Participant's nonforfeitable interest in this Plan to the Participant, or if applicable, such Participant's Spouse or Beneficiary. Such disbursements shall be made as of the Valuation Date coincident with or next following receipt by the Plan Recordkeeper of the proper authorization. No distribution may be made under the preceding provisions of this Section 11.7 after a Participant's Annuity Starting Date unless the Participant and, if applicable, his Spouse (or where the Participant has died, the surviving Spouse) consent in writing, pursuant to a Qualified Election, to such distribution within 90 days of the distribution date. For purposes of this Section 11.7, "Spouse", and "Qualified Election" shall have the respective meaning set forth in Article VIII hereunder.

                               ARTICLE XII
                               -----------

                          RIGHTS OF PARTICIPANTS
                          ----------------------

Section 12.1 The adoption and maintenance of this Plan shall not be construed as creating, modifying or affecting any contract of employment between the Employer and any Employee, and the Employer shall have the right, in its sole discretion, to deal in all respects, with Employees, including, but not limited to, their hiring, discharge, compensation and conditions of employment and otherwise as though this Plan did not exist. No Employee shall have any right to question the action of the Employer in terminating the liability to contribute to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right to see the record of the Employer's accounts with respect to his own participation only and shall have no right to inquire as to accounts with respect to other persons.

Section 12.2 The sole rights of a Participant under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits to which he may be entitled hereunder and to name the Beneficiary to receive any death benefits to which such person may be entitled in accordance with the terms of this Plan.

Section 12.3 The purpose of the Plan is to provide every Employee with a vehicle for convenient and regular savings. Amounts in the Plan, including earnings, can be used for any of the Employee's financial needs, including retirement planning. No right or interest of any kind of any Participant in this Plan shall be transferable or assignable by the Participant or subject to alienation, anticipation or encumbrance in any manner whatsoever by the Participant, and insofar as the laws of any jurisdiction whose laws may be applicable permit, no rights or interest of any kind of any Participant shall be subject to garnishment, attachment, execution or levy of any kind. The preceding also applies to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, or any domestic relations order entered before January 1, 1985. Upon receipt of a domestic relations order, the Plan Administrator shall, within a reasonable period of time, review the domestic relations order to determine whether it is a qualified domestic relations order. The Administrator shall promptly notify the Participant and the alternate payee(s) of the procedures for determining whether such order is qualified. Until such determination has been made, the Administrator shall defer the payment of any disputed benefits.

                              ARTICLE XIII
                              ------------

                         TERMINATION OF THE PLAN
                         -----------------------

Section 13.1 This Plan may be terminated by American Water Works Company, Inc. at any time for any reason. Any other Employer may terminate its participation in the Plan at any time for any reason.

Section 13.2 Except as provided in Article XV, each Participant and the Beneficiary of each deceased Participant shall be vested with all rights to any funds in the investment accounts as of the date of such termination, and such funds shall be distributed to such persons within a reasonable time in a manner consistent with the provisions of Article VIII, Article IX, and Section 13.5 hereof; provided, however, that any such annuity purchased therein may be purchased as a deferred annuity rather than as an immediate annuity.

Section 13.3 Any forfeitures which shall have occurred pursuant to the terms of the Plan prior to the termination of this Plan but which shall not have been applied to reduce Employer Contributions, shall be distributed pro-rata to those Participants who were Employees of the Employer on the effective date of the termination of this Plan in the same proportion that each such Participant's Employer Non-401(k) Contributions Account bears to the sum of such account balances of all such Participants. Any such amounts, if applicable, shall be deemed Employer Non-401(k) Contributions and shall be maintained in the Participant's Employer Non-401(k) Contributions Account.

Section 13.4 In the event of a partial termination of this Plan, each Participant affected by such partial termination shall be vested with all rights to any funds in the investment accounts as of the date of such partial termination, and such funds shall be distributed to such persons within a reasonable time in a manner consistent with the provisions of
Article VIII, Article IX, and Section 13.5, hereof; provided, however, that any such annuity purchased therein may be purchased as a deferred annuity rather than as an immediate annuity.

Section 13.5 Notwithstanding any provision of this Article to the contrary, a distribution of any funds held in a Participant's Participant Deferral Contributions Account and Employer 401(k) Contributions Account may only be made upon Plan termination if the Employer does not establish or maintain a successor plan. For this purpose, a successor plan is any other defined contribution plan maintained by the Employer which exists at the time the Plan is terminated or within the period ending twelve months after the distribution of all assets from the Plan. However, if fewer than two percent of the employees who are eligible under the Plan are or were eligible under another defined contribution plan at any time during the twenty four-month period beginning twelve months before the Plan termination, the other plan is not a successor plan. In applying the provisions of this Section, the term "defined contribution plan" has the meaning specified under Internal Revenue Code Section 414(i) but does not include an employee stock ownership plan (as defined in Internal Revenue Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Internal Revenue Code Section 408(k)). A distribution under this section is subject to the consent and election rules contained in Internal Revenue Code Sections 411(a)(11) and 417. In addition, a distribution hereunder may only be made if it is a lump sum distribution. For this purpose, the term "lump sum distribution" shall have the meaning provided by Internal Revenue Code Section 402(e)(4), without regard to subparagraphs (A)(i) through (iv), (B), and (H), thereof.

                                ARTICLE XIV
                                -----------

                                 AMENDMENT
                                 ---------

Section 14.1 American Water Works Company, Inc. shall have the right, in its sole discretion, to amend this Plan in whole or in part at any time and from time to time. In addition, the Retirement Plan Committee shall have the right to amend this Plan in whole or in part at any time and from time to time, provided that any such amendment shall not materially increase the cost of the Plan. Any amendment may be made retroactively effective.

Section 14.2 It is expressly understood, however, that the power of the Employer to amend this Plan is subject to this Section 14.2 No amendment shall be made which would:

(a) deprive any Beneficiary of a then deceased Participant of the right to receive the benefits to which the Beneficiary may be entitled,

(b) deprive any Participant of the benefits to which the Participant is entitled,

(c) deprive any Participant of any of the proportionate interest in this Plan to which the Participant would be entitled were he to sever from service with the Employer on the date of such amendment or reduce a Participant's accrued benefit determined (without regard to such amendment) as of the later of the amendment's adoption date or effective date. Notwithstanding the provisions of this subparagraph
     (c), a Participant's accrued benefit may be reduced to the extent permitted under Internal Revenue Code Section 412(c)(8), to the extent it may be required to qualify (or as a condition of continued qualification of this Plan) under Section 401(a) of the Internal Revenue Code, or to the extent required by the Employee Retirement Income Security Act of 1974, as amended from time to time. For purposes of this subparagraph (c), an amendment which has the effect of decreasing a Participant's accrued benefit or eliminating an optional form of benefit, with respect to benefits attributable to service before the later of the amendment's adoption date or effective date, shall be treated as reducing an accrued benefit.

Section 14.3 Any merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be permitted unless each Participant's interest in this Plan immediately after such merger, consolidation, or transfer (if this Plan had then terminated) is equal to or greater than each Participant's interest in this Plan immediately prior to the merger, consolidation, or transfer (if this Plan had then terminated).

                                ARTICLE XV
                                ----------

                               REVOCABILITY
                               ------------

Section 15.1 This Plan is based upon the condition that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code and regulations issued thereunder with respect to profit sharing plans. This Plan shall be established and maintained in conformance with the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 15.2 Any provisions of this Plan to the contrary notwithstanding, if an initial formal determination shall be made that this Plan does not qualify under the terms of Section 401 of the Internal Revenue Code there shall be no vesting in any Participants of any assets of this Plan held by the Insurer which are attributable to Employer Contributions and the Insurer, upon receipt of written notice from the Employer, together with a copy of such determination, shall transfer and pay over to the Employer all of the net assets in this Plan which are attributable to Employer Contributions and which remain after deduction of proper expenses of termination. Such payment shall be made within one year after the determination and shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe. The assets in this Plan which are attributable to Participant Contributions shall be returned to the applicable Participants and this Plan shall thereupon cease to exist.

Section 15.3 Any provisions of this Plan to the contrary notwithstanding, Employer Contributions are expressly conditioned upon the deductibility of such contributions under Section 404 of the Internal Revenue Code. Upon the Employer's written request, Employer Contributions which where made by a mistake of fact or conditioned upon their deductibility shall be returned to the Employer. Furthermore, upon the Employer's written request, Basic Participant Contributions made by a mistake of fact will be, to the extent necessary, returned to the Participant. The return of any amount which becomes due under this Section shall be made within one year of the payment of the mistaken contribution or the disallowance of the deduction (to the extent disallowed).

                                ARTICLE XVI
                                -----------

                           TOP-HEAVY PROVISIONS
                           --------------------

Section 16.1 The provisions of this Article XVI shall become operative for any Plan Year which begins after 1983 in which this Plan is deemed to be a Top-Heavy Plan in accordance with Section 16.3 hereof. The provisions of
Section 16.5 hereof shall remain in effect for all Plan Years once the Plan or Aggregation Group is first deemed to be Top-Heavy.

Section 16.2 For the purposes of this Article, the following definitions shall apply:

(a) "Compensation" has the meaning set forth in Article I, Section 1.8 herein.

(b) "Determination Date" means any date on which the Plan Administrator tests the Plan to determine if the Plan is Top-Heavy. In the first Plan Year the Determination Date shall be the last day of such Plan Year. In all other Plan Years, the Determination Date shall be the last day of the Plan Year which precedes the Plan Year for which the test is being made.

(c) "Key Employee" means any Employee or former Employee who at any time during the Plan Year or any of the four preceding Plan Years is:

     (i) an officer of the Employer having an annual Compensation, while an officer, greater than 50% of the amount in effect under
            Section 415(b)(1)(A) of the Internal Revenue Code (the defined benefit plan dollar limitation) for the calendar year in which any such Plan Year ends;

     (ii) one of the ten Employees owning the largest interests in the Employer and having annual Compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code (the defined contribution plan dollar limitation) for the calendar year in which such Plan Year ends.

            However, any Employee included in this category must own more than one-half percent interest in the Employer. If two Employees have the same interest in the Employer, the Employee having the greater annual Compensation from the Employer shall be treated as having a larger interest;

     (iii)  a five (5) percent owner of the Employer;

     (iv) a one (1) percent owner of the Employer having an annual Compensation (within the meaning of Section 414(q)(7) of the Internal Revenue Code)from the Employer of more than $150,000;

with the meaning set forth in Section 416(i)(1) of the Internal Revenue Code. The Beneficiary of a Key Employee is treated as a Key Employee and the Beneficiary of a former Key Employee is treated as a former Key Employee.

(d) "Participant" includes any Plan Participant as well as any Employee who is a member of the Covered Employment Classification and is otherwise excluded from participating in this Plan merely because the Employee's Compensation is less than a specified amount, if applicable, as well as any Employee who is otherwise excluded from participating in this Plan due to a failure to make mandatory Employee contributions, if applicable.

(e) "Permissive Aggregation Group" means the group of plans of the Employer that are required to be aggregated, plus one or more plans of the Employer which are not part of a Required Aggregation Group but which satisfy the requirements for qualification under Section 401(a)(4) and Section 410 of the Internal Revenue Code when considered together with the Required Aggregation Group, as long as the benefits provided under such plan or plans are comparable to the benefits provided under this Plan. The plans shall be aggregated by adding the results of each plan as of the determination date for each such plan that falls within the same calendar year.

(f) "Required Aggregation Group" means the group of plans of the Employer in which any Key Employee of the Employer participates or participated at any time during the determination period (regardless of whether a plan terminated). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. In addition, any other plan or plans of the Employer combined with this Plan in order to satisfy the requirements for qualification under
     Section 401(a)(4) or Section 410 of the Internal Revenue Code shall be included in the Required Aggregation Group. The plans shall be aggregated by adding the results of each plan as of the determination date for each such plan that falls within the same calendar year.

Section 16.3 As of each Determination Date the Plan Administrator shall determine if the Plan is Top-Heavy in accordance with the following paragraphs using information compiled as of the Valuation Date coincident with or immediately preceding the Determination Date:

(a) First, the Plan Administrator shall determine the sum of the Participant Contributions Accounts and the Employer Contributions Accounts for all Participants except former Key Employees and, with respect to Plan Years beginning after December 31, 1984, shall not include any Employees who have not performed an Hour of Service for the Employer during the Plan Year that includes the Determination Date and the four immediately preceding Plan Years. Such sum shall include contributions made after the Valuation Date but on or before the Determination Date; as well as Withdrawals paid in accordance with Article VII, Distributions paid in accordance with Article VIII, or Death Benefits paid in accordance with Article IX which have been made during the Plan Year that includes the Determination Date and the four immediately preceding Plan Years.

(b) Second, the Plan Administrator shall determine the sum of the Participant Contributions Accounts and the Employer Contributions Accounts for all Participants who are or were Key Employees at any time during the Plan Year that includes the Determination Date and the four immediately preceding Plan Years. Such sum shall include contributions made after the Valuation Date but on or before the Determination Date; as well as Withdrawals paid in accordance with
     Article VII, Distributions paid in accordance with Article VIII, or Death Benefits paid in accordance with Article IX which have been made during the Plan Year that includes the Determination Date and the four immediately preceding Plan Years.

(c) Third, the amount determined in subparagraph (b) hereof shall be divided by the amount determined in subparagraph (a) hereof. If the Top-Heavy ratio is greater than sixty (60) percent, the Plan shall be deemed to be a Top-Heavy Plan. In addition, this Plan shall be deemed Top-Heavy if any of the following conditions exist:

     (i) If the Top-Heavy ratio for this Plan exceeds sixty (60) percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

     (ii) If this Plan is part of a Required Aggregation Group of Plans but not part of a Permissive Aggregation Group and the Top-Heavy ratio for the group of plans exceeds sixty (60) percent; or

     (iii) If this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy ratio exceeds sixty (60) percent.

Section 16.4 With respect to any Plan Year which this Plan is deemed to be Top-Heavy in accordance with Section 16.3 hereof, the Employer shall cause the Plan Administrator to make a minimum contribution to the Employer Non-401(k) Contributions Account of each participant who is not a Key Employee. Such contribution shall be an amount equal to the difference, if any, of the amount determined under subparagraph (a) less the amounts determined under subparagraphs (b) and, where applicable, (c) below where:

(a) is equal to the lesser of: (i) three (3) percent of such Participant's Compensation (as defined in Section 16.2 hereof), or (ii) the largest percentage of Compensation (as defined in Section 16.2 hereof) provided on behalf of any Key Employee of that Plan Year, and

(b) is the sum of all amounts which have been or will be credited to such Participant's Employer Contributions Account for the Plan Year, and

(c) is the sum of all amounts which have been or will be credited to such Participant's Participant Deferral Contributions Account for the Plan Year, if applicable. The provisions of this subparagraph (c) shall be effective for Plan Years beginning after December 31, 1984.

Effective for Plan Years beginning after December 31, 1988, however, in determining whether a Participant who is not a Key Employee has received the required minimum contribution under this Section the following amounts shall not be taken into account:

(a) any amounts which have been or will be credited to such Participant's Participant Deferral Contributions Account for the Plan Year, and

(b) any amounts which have been or will be credited to such Participant's Employer Contributions Account for the Plan Year and which have been utilized in the determination of the Actual Contribution Percentage or Actual Deferral Percentage for said Plan Year.

Any Employer Contributions made under this Section 16.4 shall apply only to applicable Participants who are in the employ of the Employer on the last day of the Plan Year.

Section 16.5 With respect to any Plan Year for which this Plan is first deemed to be Top-Heavy in accordance with Section 16.3 hereof and all subsequent Plan Years thereafter, the provisions of Section 5.3 shall read as follows:

     "Section 5.3 Prior to the date that the Participant becomes fully vested in accordance with Section 5.2, the Participant shall earn a vested interest in his Employer Non-401(k) Contributions Account in accordance with the following schedule:

               Vesting Service          Vested Interest
               ---------------          ---------------

               Less than 2 years                0%
               At least  2 years               20%
               At least  3 years               40%
               At least  4 years               60%
               At least  5 years               80%
               6 years or more                100%

     If any Participant shall have previously had a distribution from his Employer Non-401(k) Contributions Account, his current vested interest in his Employer Non-401(k) Contributions Account shall be equal to:

     (a)  the current value of his Employer Non-401(k) Contributions
          Account, plus

     (b) the sum of any amounts previously distributed to the Participant from his Employer Non-401(k)Contributions Account, multiplied by

     (c) the percentage then applicable to the Participant in accordance with the schedule of percentages stated in this Section, minus

     (d) the sum of all amounts previously distributed to the Participant from his Employer Non-401(k) Contributions Account."

Section 16.6 With respect to any Plan Year for which this Plan is deemed to be Top-Heavy either (a) or (b) below shall apply:

(a) If the Top-Heavy ratio determined under Section 16.3 is greater than ninety (90) percent, the provisions of subparagraphs (c) and (d) of
     Section 3.10 shall be amended by substituting the number "1.0 where the number "1.25" is shown; provided however, that such substitution shall not cause any reduction in the amount to which any Participant was entitled under this Plan on the day before the Plan Year in which the Plan first became Top-Heavy.

(b) If the Top-Heavy ratio determined under Section 16.3 is greater than sixty (60) percent but less than ninety (90) percent, then either the provisions of Section 16.6(a) shall become operative or the percentage specified in Section 16.4(a) shall be increased by an additional one percent.

Section 16.7 During any Plan Year in which the Plan Administrator determines that the Plan is Top-Heavy, the contribution required under
Section 16.4 shall not be required if an Employee who is not a Key Employee is included in another qualified defined benefit or defined contribution plan maintained by the Employer provided an appropriate minimum required contribution or benefit is made on behalf of such Employee under the other qualified defined benefit or defined contribution plan.

                               ARTICLE XVII
                               ------------

                DISTRIBUTIONS UPON DISPOSITION OF EMPLOYER
                          ASSETS OF SUBSIDIARIES
                ------------------------------------------

Section 17.1 If the Employer is a corporation, any amounts held in a Participant's Deferral Contributions Account and Employer 401(k) Contributions Account may be distributed upon the disposition by the Employer to an unrelated corporation of substantially all the assets (within the meaning of Internal Revenue Code Section 409(d)(2)) used by the Employer in a trade or business of the Employer or the disposition by the Employer to an unrelated entity or individual of the Employer's interest in a subsidiary (within the meaning of Internal Revenue Code Section 409(d)(3)). A distribution hereunder may be made only if the Employer continues to maintain the Plan after the disposition and only with respect to a Participant who continues employment with the purchaser of such assets or with the subsidiary, whichever is applicable. In no event shall a distribution pursuant to this Section be made later than the end of the second calendar year after the calendar year in which the disposition occurred. A distribution under this Section is subject to the consent and election rules contained in Internal Revenue Code Sections 411(a)(11) and
417. In addition, a distribution hereunder may only be made if it is a lump sum distribution. For this purpose, the term "lump sum distribution" shall have the meaning provided by Internal Revenue Code Section 402(e)(4), without regard to subparagraphs (A)(i) through (iv), (B), and (H), thereof.

                               ARTICLE XVIII
                               -------------

                         MISCELLANEOUS PROVISIONS
                         ------------------------

Section 18.1 This Plan is created for the exclusive benefit of Employees and their Beneficiaries. If any provisions of this Plan are subject to more than one interpretation, then among those interpretations which are possible, the one which shall always be given to this Plan shall be the one which is consistent with this Plan being an Employee Benefit Plan within the meaning of Section 401 of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, or as they may be amended or replaced by any sections of the Federal Law of like intent and purpose.

Section 18.2 Except as provided by the terms of Article III, Sections 3.15 and 3.16 and Article XV hereof, no funds contributed hereunder or any assets of this Plan shall ever revert to, or be used by, the Employer or any successor of the Employer, nor shall any such funds or assets ever be used other than for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so the regular monthly installment payments cannot be made on a payroll deduction basis, the Participant will be required to make the regular monthly payments at the time and place established by the Plan Administrator.

Section 18.3 With the written consent of the Plan Administrator, a Participant or an Employee may, subject to such uniform and nondiscriminatory terms and conditions as may be established from time to time by the Plan Administrator in its sole discretion, request the Plan Administrator to accept a rollover of a distribution of the value of the Employee's account or benefit from the qualified plan of a former Employer. A Rollover Contribution shall be accepted provided all of the following conditions are met:

(a)  The Rollover Contribution to this Plan is in cash;

(b) The Rollover Contribution does not include any after tax Employee Contributions;

(c) The Plan Administrator receives a letter from the Employee's former Employer stating that the distribution to the Employee is from a plan qualified under Section 401(a) of the Code and that the distribution is being made on account of the Employee's severance of employment; and

(d) The Employee makes a written statement that the Rollover Contribution shall be made to this Plan within sixty days of his receipt of the distribution from the other qualified plan and that the proposed Rollover Contribution, to the best of his knowledge, meets all Code requirements for rollover treatment.

The Plan Administrator may require such information from a participant desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this
Section 18.3. Upon approval by the Plan Administrator, such amount shall be transferred to this Plan and shall be credited to such Participant's Rollover Account. A Participant shall always be 100% vested in his Rollover Account. The Plan Administrator may establish and change from time to time rules and restrictions applicable to the administration of Rollover Accounts, including for this purpose rules and restrictions with respect to the withdrawal of such Rollover Accounts, and to the extent permitted by law, may permit the Plan to accept a rollover from an Employee, under the Covered Employment Classification, who is not a Participant but who will be eligible to become a Participant upon completion of the age and service requirement set forth in Section 2.1.

Section 18.4 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover.

(a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

     (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

     (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

     (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d) "Direct Rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

Executed this 7th day of May, 1998.

                                     American Water Works Company, Inc.



                                     By:__________________________________
                                          W. Timothy Pohl
                                          General Counsel and Secretary